                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         L-3 COMMUNICATIONS CORPORATION,

                           SATURN VI ACQUISITION CORP.

                                       AND

                             THE TITAN CORPORATION,

                            DATED AS OF JUNE 2, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1

                                   The Merger

                                    ARTICLE 2

                            The Surviving Corporation

2.1.  Certificate of Incorporation.............................................2
2.2.  By-Laws..................................................................2
2.3.  Directors and Officers of Surviving Corporation..........................2

                                    ARTICLE 3

                              Conversion of Shares

                                    ARTICLE 4

             Representations and Warranties of Parent and Merger Sub

                                    ARTICLE 5

                  Representations and Warranties of the Company

                                    ARTICLE 6

                                    Covenants

                                    ARTICLE 7

                                   Conditions

7.1.  Conditions to Each Party's Obligation to Effect the Merger..............40
7.2.  Conditions to Obligation of the Company to Effect the Merger............40
7.3.  Conditions to Obligations of Parent to Effect the Merger................40

                                    ARTICLE 8

                        Termination, Amendment and Waiver

                                    ARTICLE 9

                               General Provisions

Exhibit A Definitions

Merger Agreement

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2005 (the
"Agreement"), is by and among L-3 Communications Corporation, a Delaware corporation ("Parent"), Saturn VI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The Titan Corporation, a
Delaware corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company has (i) unanimously determined that this Agreement, the Merger and the transactions contemplated hereby are fair to, and in the best interests of, the Company and the stockholders of the Company, (ii) unanimously approved this Agreement and declared it advisable, and (iii) unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement, the Merger and the transactions contemplated hereby; and

     WHEREAS, the respective boards of directors of Parent and Merger Sub have approved the Merger on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows (all capitalized terms used in this Agreement are defined for convenience of reference on Exhibit A attached hereto):

                                   ARTICLE 1

                                   THE MERGER

     1.1. THE MERGER. Upon the terms and subject to the conditions of this
Agreement, at the Effective Time in accordance with the Delaware General
Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the
Company and the separate existence of Merger Sub shall thereupon cease (the
"Merger"). The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." At Parent's election and subject to Section 9.4(c), any direct or indirect wholly owned
Subsidiary of Parent other than Merger Sub may be merged with and into the
Company instead of Merger Sub. In the event of such an election, the parties agree to execute an appropriate amendment of this Agreement in order to reflect such election.

     1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in the Certificate of
Merger, in a form reasonably acceptable to Parent, the Company and Merger Sub, respectively, to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Merger Filing"). The Merger Filing shall provide for the effectiveness of the Merger immediately upon its filing. The
Merger Filing shall be made at the Closing.

     1.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL.

Merger Agreement

     1.4. FURTHER ASSURANCES. If, at any time after the Effective Time, the
Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving
Corporation, the title to any property or rights of the Company acquired or to be acquired by reason of, or as a result of, the Merger, the Company agrees that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the
Company or otherwise to take any and all such actions.

                                   ARTICLE 2

                            THE SURVIVING CORPORATION

     2.1. CERTIFICATE OF INCORPORATION. Unless otherwise determined by Parent before the Effective Time, at the Effective Time the certificate of incorporation of the Company, as in effect immediately before the Effective
Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation.

     2.2. BY-LAWS. The by-laws of the Company, as in effect immediately before the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the
Surviving Corporation and such by-laws.

     2.3. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors of
Merger Sub and the officers of the Company in office immediately prior to the
Effective Time shall be the directors and officers of the Surviving Corporation as of the Effective Time, and thereafter such directors and officers shall serve in accordance with the by-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE 3

                              CONVERSION OF SHARES

     3.1. MERGER CONSIDERATION. The manner and basis of converting the shares of
Company Common Stock upon consummation of the Merger shall be as set forth in this Section 3.1. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or any holder of Company Common
Stock or holder of capital stock of Merger Sub:

     (a) Subject to the other provisions of this Section 3.1, each share of common stock, par value $.01 per share, of the Company (the "Company Common
Stock") issued and outstanding immediately prior to the Effective Time
(excluding any treasury shares and shares held by Parent, Merger Sub or any
Subsidiary of Parent or Merger Sub, which will be cancelled in accordance with
Section 3.1(c), and Dissenting Shares, which will be treated in accordance with

Merger Agreement

Section 3.3) shall be converted into the right to receive $23.10, without interest (the "Merger Consideration").

     (b) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder
(the "Exchange Agent") for the purpose of exchanging Company Certificates and
Company Book-Entry Shares hereunder for the Merger Consideration.

     (c) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent, Merger Sub or any
Subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     (d) At the Effective Time, all shares of Company Common Stock will no longer be outstanding and will automatically be canceled and retired, and each holder of a Company Certificate or Company Book-Entry Shares will cease to have any rights with respect thereto, except the right to receive the Merger
Consideration applicable thereto pursuant to Section 3.1(a).

     (e) The Company, immediately before the Effective Time, shall cancel all rights with respect to each outstanding option or right to purchase shares of
Company Common Stock (the "Company Stock Options") under any employee or director stock option or stock purchase plan or arrangement or agreement of the
Company listed on Section 3.1 of the Company Disclosure Schedule (the "Company
Stock Option Plans"), and Parent immediately after the Effective Time shall pay
(less applicable withholdings and without interest) to each holder of a Company
Stock Option which has been cancelled an amount equal to (A) times (B), where
(A) equals $23.10 minus the per share exercise price under his or her Company
Stock Option and (B) is the number of shares of Company Common Stock subject to his or her Company Stock Option immediately before the Effective Time. Prior to the Effective Time and subject to the effectiveness of the Merger, the Company shall take all actions that may be necessary (under the plans and/or agreements pursuant to which Company Stock Options are outstanding and otherwise) to effectuate the provisions of this Section 3.1(e). The foregoing provisions of this Section 3.1(e) shall not apply to the following Company Stock Option Plans:
the Company's 2002 Employee Stock Purchase Plan, the Company's 2000 Employee
Stock Purchase Plan and the Company's 1995 Employee Stock Purchase Plan or any
other plan, program or arrangement intending to qualify as a stock purchase plan under Section 423 of the Code (the "Company ESPPs"). The Company ESPPs and all
outstanding rights thereunder shall terminate at the Effective Time and the offering periods thereunder shall be deemed to end on the NYSE trading day immediately following the date hereof, and the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such
NYSE trading day. On such trading day, each participating employee will be credited with the number of shares of Company Common Stock purchased for his or her account(s) under the Company ESPPs during such offering period. The Board of
Directors of the Company shall send written notice of the Merger that will result in the termination of the Company ESPPs to all participating employees not later than ten (10) Business Days after the date hereof. No new offering periods will be allowed to commence under the Company ESPPs during the period prior to the Closing unless this Agreement has been terminated.

Merger Agreement

     (f) As of the Effective Time, each outstanding Company Warrant listed on
Section 3.1 of the Company Disclosure Schedule shall be converted into a warrant to receive cash as provided in this Section 3.1(f). Following the Effective
Time, each outstanding Company Warrant shall continue to have, and shall be subject to, the terms and conditions of the applicable Company Warrant, except that

          (x) each such Company Warrant shall be exercisable for $23.10 in cash for each share of Company Common Stock into which such Company Warrant may be exercised (the "Warrant Consideration"); and

          (y) the exercise price payable to receive the Warrant Consideration shall be equal to the exercise price per share of Company Common Stock under such Company Warrant at the Effective Time.

     3.2. MERGER SUB COMMON STOCK. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately before the Effective
Time shall thereafter represent one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the
Surviving Corporation.

     3.3. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the
Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such
Company Common Stock in accordance with the requirements of Section 262 of the
DGCL (the "Dissenting Shares") shall not be converted into the right to receive the relevant Merger Consideration and the holders thereof shall be entitled to only such rights as are granted by the DGCL, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal, in which case such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the relevant Merger
Consideration, as set forth in Section 3.1, without any interest thereon. The
Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock and withdrawals of such demands, any other instruments or documents served pursuant to the DGCL and received by the Company with respect to such demands, and the Company shall give Parent the opportunity to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares under the provisions of Section 262 of the DGCL will receive payment thereof from the Surviving Corporation and as of the Effective
Time such shares of Company Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist.

     3.4. SURRENDER AND PAYMENT.

     (a) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder, as of the Effective
Time, of certificates representing outstanding shares of Company Common Stock
("Company Certificates") or shares of Company Common Stock represented by book-entry ("Company Book-Entry Shares") (in

Merger Agreement

each case, other than Dissenting Shares), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the
Company Certificates shall pass, only upon proper delivery of the Company
Certificates to the Exchange Agent or, in the case of Company Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) (the
"Letter of Transmittal") and instructions for use in effecting the surrender of the Company Certificates or, in the case of Company Book-Entry Shares, the surrender of such shares for payment of the Merger Consideration therefor. After the Effective Time, upon surrender in accordance with this Section 3.4(a), to the Exchange Agent of a Company Certificate or Company Book-Entry Shares,
together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Exchange Agent shall promptly deliver to the holder of such Company Certificate or Company Book-Entry Shares in exchange therefor, the Merger Consideration (without interest), to be received by the holder thereof pursuant to this Agreement. The Exchange Agent shall accept such Company Certificates or Company Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of shares of Company Common Stock and, if Company Certificates or Company Book-Entry Shares are presented to the
Company for transfer, they shall be canceled against delivery of the applicable
Merger Consideration. If any Merger Consideration is to be paid in a name other than that in which the Company Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Company
Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the payment of the Merger
Consideration in a name other than that of the registered holder of the Company
Certificate surrendered, or establish to the satisfaction of the Surviving
Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.4(a), each Company Certificate and each
Company Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger
Consideration as contemplated by Section 3.1.

     (b) The Merger Consideration paid upon the surrender for exchange of
Company Certificates or Company Book-Entry Shares in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock so exchanged.

     (c) At any time following the date which is nine months after the Effective
Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Exchange Agent and which have not been disbursed to holders of Company Certificates or Company Book-Entry Shares and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation
(subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their Company Certificates or Company Book-Entry Shares.
The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Common
Stock for the Merger Consideration. None of Parent, the Surviving Corporation,
any Subsidiary or Affiliate of Parent or the Surviving Corporation or the
Exchange

Merger Agreement

Agent shall be liable to any former holder of Company Common Stock for cash delivered to public officials pursuant to any applicable abandoned property, escheat or other similar laws.

     (d) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company
Certificate to be lost, stolen or destroyed and, if requested by the Surviving
Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Company Certificate, the Merger Consideration to be paid in respect of the shares of Company Common
Stock represented by such Company Certificate.

     3.5. CLOSING. The closing (the "Closing") of the Merger shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York
New York 10017-3954, or such other location as shall be mutually agreeable to
Parent and the Company on the Business Day immediately following the date on which the last of the conditions set forth in Article 7 (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing, but subject to the delivery at the Closing of such certificates, opinions and other instruments and documents) is fulfilled or waived, or at such other time and place as Parent and the Company shall agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

     3.6. WITHHOLDING. Parent will be entitled to deduct and withhold from the aggregate Merger Consideration otherwise payable to any former holder of Company
Common Stock all amounts required by law to be deducted or withheld therefrom.
To the extent that amounts are so withheld by Parent or Merger Sub, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or Merger Sub.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except to the extent set forth in the reports filed by Parent with the SEC and publicly available on the EDGAR system prior to the date hereof, Parent and
Merger Sub represent and warrant to the Company as follows:

     4.1. ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this
Agreement.

Merger Agreement

     4.2. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

     (a) Parent and Merger Sub have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals, to consummate the transactions contemplated hereby. This Agreement has been approved by the respective boards of directors of Parent and Merger Sub and by
Parent as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding agreement of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i)
bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii)
general equitable principles.

     (b) Except as set forth in Section 4.2(b) of the Parent Disclosure
Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or give rise to any obligation to make payments or provide compensation under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, under any of the terms, conditions or provisions of (i) the respective charters, by-laws, partnership agreements, trust declarations, or other similar organizational instruments of Parent or any of its Subsidiaries; (ii) except as would, individually or in the aggregate together with such other violations, conflicts, breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens as apply to the terms, conditions or provisions described in clause (iii) below or the subsequent sentence, not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Entity applicable to Parent or any of its Subsidiaries or any of their respective properties or assets; or (iii) except as would, individually or in the aggregate together with such other violations, conflicts, breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens as apply to the terms, conditions or provisions described in clause (ii) above or the subsequent sentence, not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, partnership agreement, joint venture agreement or other instrument, obligation or agreement of any kind to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or affected. Except as would, individually or in the aggregate together with such other violations, conflicts, breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens as apply to the terms, conditions or provisions described in clauses (ii) and (iii)
above, not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement will not result in any violation,

Merger Agreement

conflict, breach, termination, acceleration or creation of any Liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (A) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective
Time) the Parent Required Statutory Approvals, and (B) in the case of the terms, conditions or provisions described in clause (iii) above, to those consents that have been obtained as of the date of this Agreement.

     (c) Except for Parent Required Statutory Approvals and filings with and actions by the SEC in connection with the Proxy Statement, and except as would, individually or in the aggregate, not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the execution or delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby.

     4.3. FINANCING ARRANGEMENTS.

     (a) Parent has or will have funds available to it sufficient (i) to enable
Parent or the Surviving Corporation to pay (A) the amount to which holders of
Shares become entitled upon consummation of the Merger, (B) the amount that
Parent or the Surviving Corporation may become obligated hereunder to pay with respect to the cancellation of Company Stock Options and upon exercise of the
Company Stock Options and (C) the fees and expenses it will incur in connection therewith. Parent will make such funds available to Merger Sub as are necessary to enable Merger Sub to fulfill its obligations hereunder.

     (b) Prior to the execution of this Agreement, Parent has delivered to the
Company a true and correct executed copy of the Commitment Letter, dated June 2,
2005, from various financial institutions named therein to the Parent in connection with the financing of the transactions contemplated hereby (the "Debt
Financing").

     4.4. DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy
Statement or any amendment or supplement thereto shall at the date the Proxy
Statement or any such amendment or supplement is first mailed to the Company
Common Stockholders or at the time of the Stockholders' Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.5. ADVISORS' FEES. There is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee from Parent or any of its Subsidiaries in connection with the Merger or any of the other transactions contemplated by this Agreement.

     4.6. NO ADDITIONAL REPRESENTATIONS. Parent and Merger Sub acknowledge that neither the Company nor any other Person advising or acting on behalf of the
Company or any Affiliate of the Company has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or the business conducted by the

Merger Agreement

Company, in each case except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Company
Disclosure Schedule.

     4.7. MOU. Parent's representatives have been duly authorized by Parent to enter into the Derivative MOU and have entered into the Derivative MOU in good faith.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except to the extent set forth in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof or except as set forth in the Company Disclosure Schedule (arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article 5 with the disclosures in a section or subsection in this Article 5, as well as any other section or subsection of this Article 5 if the relevance of the disclosed item to such other section or subsection is readily apparent on its face), the Company represents and warrants to Parent and
Merger Sub as follows:

     5.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a
Material Adverse Effect on the Company. True, accurate and complete copies of the Company's certificate of incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

     5.2. CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of: (1) 5,000,000 shares of Company Preferred Stock, $1.00 par value per share, of which 1,000,000 have been designated Series A junior participating preference shares, of which none are currently issued and outstanding as of the date hereof, and (2)
200,000,000 shares of Company Common Stock, $.01 par value per share, 85,384,989 of which were issued and outstanding as of May 27, 2005. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights.

     (b) Except as set forth in Section 5.2 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, stock appreciation rights (SARs), phantom stock, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Capital Stock, or obligating the Company to grant, extend or enter into any such agreement or

Merger Agreement

commitment. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of Company Capital Stock. As of the date of this Agreement and as of the Closing Date, the terms of the agreements evidencing the Company
Stock Options will permit the actions contemplated by Section 3.1(e). The
Company has delivered copies of the Company Warrants to Parent. As of May 31,
2005, there were 8,880,897 shares of Company Common Stock (and no other shares of Company Capital Stock) subject to purchase under all outstanding Company
Stock Options, with a weighted average exercise price equal to $10.8979 per share of Company Common Stock.

     (c) The Board of Directors of the Company has not declared any dividend or distribution with respect to the Company Capital Stock the record or payment date for which is on or after the date of this Agreement.

     (d) As of the date hereof, (i) no bonds, debentures, notes or other indebtedness of the Company having the right to vote are issued or outstanding, and (ii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of
Company Capital Stock or any shares of capital stock of any of the Subsidiaries of the Company.

     (e) The Company Common Stock is traded on the NYSE. No other securities of the Company or any of its Subsidiaries are listed or quoted for trading on any
United States domestic or foreign securities exchange.

     5.3. SUBSIDIARIES.

     Except as set forth in Section 5.3 of the Company Disclosure Schedule:

     (a) Each Subsidiary of the Company is a corporation duly incorporated (or an entity duly formed) and organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all corporate, partnership or other entity derived powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect on the Company. Each Subsidiary of the Company is duly qualified to do business as a foreign corporation or entity, as the case may be, and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. No Subsidiary of the Company is in default in any respect in the performance, observation or fulfillment of any provision of its certificate or articles of incorporation or by-laws (or similar organizational documents).
Other than its Subsidiaries, the Company does not beneficially own or control, directly or indirectly, 5% or more of any class of equity or similar securities of any corporation or other entity whether incorporated or unincorporated. No securities issued by any Subsidiary of the Company are registered or required to be registered with the SEC under the Exchange Act and, except as set forth in
Section 5.3 of the Company Disclosure Schedule, since January 1, 2002 no securities issued by any Subsidiary of the Company have been issued under a registration statement filed with the SEC under the Securities Act.

                                       10

Merger Agreement

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including, any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the Securities
Act. There are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of the Company's Subsidiaries, (ii)
securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of the Company's Subsidiaries or (iii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of the Company's Subsidiaries. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or
(iii) of this Section 5.3(b).

     5.4. AUTHORITY; NON-CONTRAVENTION; APPROVAL.

     Except as set forth in Section 5.4 of the Company Disclosure Schedule,

     (a) The Company has full corporate power and authority to enter into this
Agreement and, subject to the Stockholders' Approval and the Company Required
Statutory Approvals, to consummate the transactions contemplated hereby. The
Board of Directors of the Company has (i) unanimously determined that this
Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of the Company and the Stockholders, (ii) unanimously approved this Agreement and declared it advisable and (iii) unanimously resolved to recommend that the Stockholders approve and adopt this Agreement, the Merger and the transactions contemplated hereby, and, subject to Section 6.4(b), such resolutions shall be in force and effect and neither rescinded nor superseded prior to or as of the Closing Date. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this
Agreement or, except, in the case of the Merger only, for the Stockholders'
Approval, the consummation by the Company of the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, this Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) The execution and delivery of this Agreement by the Company does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or give rise to any obligation to make payments or provide compensation under, or result in the creation of any Lien upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i)
the respective charters, by-laws, partnership agreements, trust declarations, or other similar organizational instruments of the Company or any of its

                                       11

Merger Agreement

Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, partnership agreement, joint venture agreement or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, except, in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate together with such other violations, conflicts, breaches defaults, terminations, accelerations, payments, compensations or creations of Liens, reasonably be expected to have a Material Adverse Effect on the Company. The consummation by the Company of the transactions contemplated by this Agreement will not result in any violation, conflict, breach, termination, acceleration or creation of
Liens under any of the terms, conditions or provisions described in clauses (i)
through (iii) of the preceding sentence, subject (A) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) Company Required Statutory Approvals and the Stockholders'
Approval and (B) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents from lessors or other third parties that are listed in the Company Disclosure
Schedule.

     (c) Except for Company Required Statutory Approvals, and except as would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect on the Company, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this
Agreement by the Company or the consummation by the Company of the transactions contemplated thereby. No declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority (including any probation officer of the Company or its Subsidiaries)
is necessary for the consummation of the transactions contemplated by this
Agreement under the Amended Judgment in Case No. 05CR0314-BEN and the Company's
conditions of supervision set forth therein or any similar conditions of probation applicable to the Company or its Subsidiaries.

     (d) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Stockholders' Approval") is the only vote of the holders of any class or series of the Company's Capital Stock necessary to approve the Merger and the consummation of the transactions contemplated hereby.

     5.5. SEC DOCUMENTS.

     (a) The Company has previously delivered (except to the extent such filings are publicly available on the EDGAR system) to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by the Company with the SEC since January 1, 2004, each in the form (including exhibits and any amendments thereto) filed with the
SEC prior to the date hereof, and the Company has timely filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations and rules since January 1, 2001
(collectively, the "Company Reports"). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this

                                       12

Merger Agreement

Agreement, as of the date so amended, supplemented or superseded) and except as set forth in Section 5.5 of the Company Disclosure Schedule, the Company Reports
(i) were prepared in accordance with the applicable requirements of the
Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the requirements thereof including all of the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in the Company Reports (including any related notes and schedules)
fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Company and its
Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of unaudited statements, for normal year-end audit adjustments and as otherwise may be noted therein. The principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer or principal financial officer of the
Company) have made the certifications required by Sections 302 and 906 of the
Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC promulgated thereunder with respect to the Company
Reports filed since such certifications have been required. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

     (b) The Company maintains disclosure controls and procedures and internal controls over financial reporting required by Rule 13a-15 or 15d-15 under the
Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the
Company's filings with the SEC and other public disclosure documents and such internal controls over financial reporting are effective to provide reasonable assurance to the Company's management and the Board of Directors of the Company regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since the date of the last audit of the Company's internal controls over financial reporting, any material change in internal controls over financial reporting required to be disclosed in any Company Report has been so disclosed. Except to the extent disclosed in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof, since January 1, 2001, the Company has not received notice from the SEC or any other Governmental
Entity that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge other than comments from the SEC on the Company's filings which comments have either been satisfied or withdrawn by the SEC.

     (c) The Company has not filed any report with the SEC or any other securities regulatory authority or any securities exchange or other self regulatory authority that, as of the date of this Agreement, remains confidential.

     5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Section 5.6 of the Company Disclosure Schedule, the Company did not have at December 31,
2004, nor, to the

                                       13

Merger Agreement

knowledge of the Company, has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) to the extent such liabilities or obligations are disclosed in the
Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof, (b) such liabilities or obligations that were incurred after December 31, 2004 in the ordinary course of business and consistent with past practices, (c) such liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or (d) such liabilities that have been discharged or paid in full prior to the date hereof. The Company has not been a party to any securitization transactions or "off-balance sheet arrangements" (as defined in Item 303 of
Regulation S-K of the Exchange Act) at any time since January 1, 2001.

     5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in or contemplated by this Agreement or the Company Disclosure Schedule, since
December 31, 2004, the Company has not suffered or experienced any Material
Adverse Effect. Since December 31, 2004, the Company has not engaged in any material transaction of a kind or taken any action that would be prohibited (or otherwise would require the consent of Parent) pursuant to Section 6.1(a),
Section 6.1(b), Section 6.1(c), Section 6.1(d)(ii), Section 6.1(d)(iii), Section
6.1(d)(iv), Section 6.1(d)(v), Section 6.1(f), Section 6.1(g), Section 6.1(h),
Section 6.1(i), Section 6.1(k), Section 6.1(l), Section 6.1(o) and Section
6.1(p) with respect to the foregoing subsections of Section 6.1 if such transaction occurred after the date hereof and prior to the Closing, except (a)
as set forth in Section 5.7 of the Company Disclosure Schedule, or (b) to the
extent disclosed in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof.

     5.8. LITIGATION.

     (a) Except as set forth in Section 5.8 of the Company Disclosure Schedule or to the extent set forth in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof and other than matters existing or arising under Regulatory Laws in connection with the transactions contemplated by this Agreement which are to be dealt with as provided in Section 6.5, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator that seek to restrain or enjoin the consummation of the Merger or seek other relief or remedy and which would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings not otherwise disclosed in Section 5.8 of the
Company Disclosure Schedule or in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof, to have a
Material Adverse Effect on the Company. Except as set forth in the initial clause of the preceding sentence, neither the Company nor any of its
Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, including any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated by this Agreement or which would reasonably be expected, either alone or in the aggregate with all other judgments, decrees, injunctions, rules or orders, to have a Material Adverse
Effect on the Company, or which materially restricts the conduct of the business of the Company or any of its Subsidiaries or the ability of the Company or any of its Subsidiaries to compete freely with any other Person.

                                       14

Merger Agreement

Except as set forth in Section 5.8 of the Company Disclosure Schedule or to the
extent set forth in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof, there are no (i)
material claims, suits, actions or proceedings pending against the Company or any of its Subsidiaries, or (ii) to the knowledge of the Company, material investigations or threatened material claims, suits, actions or proceedings against the Company or any of its Subsidiaries.

     (b) Section 5.8 of the Company Disclosure Schedule sets forth each action, suit, proceeding, or, to the knowledge of the Company, investigation pending as of the date of this Agreement against the Company or any Subsidiary of the
Company, or any director, officer or employee of Company or any Subsidiary of
Company alleging any violation of federal or state securities laws, the DGCL or the rules or regulations of the NYSE.

     5.9. NO VIOLATION OF LAW. Except as set forth in Section 5.9 of the Company
Disclosure Schedule or to the extent set forth in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof, neither the Company nor any of its Subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its
Subsidiaries have all permits, licenses, approvals, authorizations of and registrations with and under all laws, and from all Governmental Entities, required by the Company and its Subsidiaries to carry on their respective businesses as currently conducted, except (i) to the extent otherwise disclosed in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof or (ii) where the failure to have such permits, licenses, approvals, authorizations and registrations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     5.10. COMPLIANCE WITH AGREEMENTS. Except as set forth in Section 5.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the charter or by-laws of the Company or (b) the contracts, commitments, agreements, leases, licenses, and other instruments of the Company or its Subsidiaries, except, in the case of clause (b) above, for breaches, violations and defaults which, alone or in the aggregate, would not reasonably be expected to have a Material Adverse
Effect on the Company.

     5.11. TAXES. Except as set forth in Section 5.11 of the Company Disclosure
Schedule or as described in any Company Report filed with the SEC and publicly available on the EDGAR system prior to the date hereof:

     (a) The Company and its Subsidiaries have (i) duly filed with the appropriate Governmental Entities all Tax Returns required to be filed, and such filed Tax Returns are correct and complete in all material respects, (ii) duly paid in full or made adequate provision for the payment of all Taxes and (iii)
duly withheld and paid all Taxes required by applicable law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. No claim has been made in the past three

                                       15

Merger Agreement

(3) years by an authority in a jurisdiction where Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The liabilities and reserves for Taxes reflected in the balance sheet included in the Company Reports are adequate to cover all Taxes of the
Company and its Subsidiaries for all periods ending at or prior to the date of such balance sheet and there are no material Liens for Taxes upon any property or asset of either of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due. Neither the Company nor any of its Subsidiaries has
incurred a liability for Taxes since the date of the most recent balance sheet that is not in the ordinary course of business or is not consistent with past practice. No audit or administrative or judicial Tax proceeding is pending or being conducted with respect to Taxes of the Company or any of its Subsidiaries.
Neither the Company nor any Subsidiary has received any written notice, stating the commencement of an audit or other review, a request for information related to Tax matters, or notice of deficiency or proposed adjustment for Taxes proposed, asserted or assessed with respect to any open Tax year. The Company has delivered to Parent correct and complete copies of all federal income Tax
Returns filed for 2000, 2001, 2002 and 2003 and for all other open years.
Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than waivers and extensions which are no longer in effect. Neither the Company nor any of its Subsidiaries has any
request for a material ruling in respect of Taxes pending before any
Governmental Entity. Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with or, pursuant to Treasury Regulation section 1.1502-6, is liable for the Taxes of, any entity that is not, directly or indirectly, the Company or a wholly owned
Subsidiary of the Company. Neither the Company nor any of its Subsidiaries has
been either a "distributing corporation" or a "controlled corporation" in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable. Neither the Company nor any of its Subsidiaries will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Effective Time as a result of a change in method of accounting occurring prior to the Effective Time. Neither the Company nor any its Subsidiaries has engaged in any "listed transaction" for purposes of
Treasury Regulation sections 1.6011-4(b)(2) or 301.6111-2(b)(2). Excluded from this Section 5.11 are any Taxes, Tax Returns or other matters pertaining to
Taxes of the Company which, alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     (b) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, whether as a result of the Merger or the other transactions contemplated by this Agreement, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G, or (ii) any amount that will not be fully deductible as a result of Code Section 162(m).

     5.12. EMPLOYEE BENEFIT PLANS; ERISA.

     (a) (1) Section 5.12 of the Company Disclosure Schedule lists (A) each plan, program, arrangement, practice and policy under which one, or more than one, current or former officer, employee or director of the Company or a
Subsidiary of the Company has any right to employment, to purchase or receive any stock or other securities of the Company or a Subsidiary of the Company or to receive any compensation (whether in the form of cash or stock or

                                       16

Merger Agreement

otherwise) or benefits of any kind or description whatsoever in any material amount or under which the Company or a Subsidiary of the Company has any material liability and (B) each employee benefit plan within the meaning set forth in Section 3(3) of ERISA under which the Company or a Subsidiary has any liability.

     (2) Each plan, program, arrangement, practice and policy described in
Section 5.12(a)(1) shall be referred to individually as a "Union Plan" and shall be referred to collectively as the "Union Plans" if described in Section 414(f)
of the Code, and each other plan, program, arrangement, practice and policy described in Section 5.12(a)(1) shall be referred to individually as a "Company
Plan" and collectively as the "Company Plans".

     (b) The Company has delivered or made available to Parent (i) a current, complete and accurate copy of each Company Plan which is set forth in writing
(and any related trust, insurance contract or other funding arrangement) and a written summary of each Company Plan which is not set forth in writing and (ii)
a copy of the most recent Annual Report (Form 5500) and all related exhibits and reports) for each Company Plan which is subject to ERISA.

     (c) No Company Plan is subject to Title IV of ERISA or Section 412 of the
Code, and no Company Plan is a multiemployer plan within the meaning of Section
414(f) of the Code or a plan described in Section 413(c) of the Code. Neither the Company nor a Subsidiary has any liability for any withdrawal or partial withdrawal from any Union Plan and, based on information provided by each Union
Plan subject to Title IV of ERISA, the Company has no reason to believe that the either the Company or any Subsidiary would have any liability under Title IV of
ERISA to any Union Plan if the Company or a Subsidiary incurred a withdrawal or partial withdrawal from such Union Plan.

     (d) There have been no prohibited transactions within the meaning of
Section 406 or Section 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes, liabilities or indemnification obligations which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, and there has been no other event, or more than one other event, with respect to any
Company Plan that could result in any liability for the Company or any
Subsidiary related to any excise Taxes under the Code or to any liabilities under ERISA which would reasonably be expected to have a Material Adverse Effect on the Company.

     (e) Each Company Plan which is intended to be qualified under Section
401(a) of the Code has received a favorable determination letter from the
Internal Revenue Service on the plan as currently in effect or has pending an application for such a determination letter from the Internal Revenue Service on the plan as currently in effect, and the Company is not aware of any reason likely to result in the revocation of any favorable determination letter which has been received or in the Internal Revenue Service declining to issue a favorable determination letter on a pending application. The Company has provided or made available to Parent a copy of the most recent Internal Revenue
Service favorable determination letter with respect to each such Company Plan and, if such letter does not cover a Company Plan as currently in effect, a copy of the application to the Internal Revenue Service for such a letter.

                                       17

Merger Agreement

     (f) Each Company Plan has been maintained and administered in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Company Plan or to the Company or any
Subsidiary as a sponsor, a plan administrator or a fiduciary of such Company
Plan. If a former Company Plan has been terminated by or all or any part of the liabilities of the Company or any Subsidiary for any current or former Company
Plan or Union Plan have been transferred to another employer, such termination or transfer was properly effected and neither the Company nor any of its
Subsidiaries has any further liability with respect to such termination or transfer.

     (g) Except as set forth in Section 5.12 of the Company Disclosure Schedule, neither the requisite corporate or stockholder approval of, nor the consummation of, the transactions contemplated by this Agreement will (either alone or together with any other event, including, any termination of employment) entitle any current or former officer, employee, director or other independent contractor of the Company or a Subsidiary to any change in control payment or benefit, transaction bonus or similar benefit or severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Plan.

     (h) Except as set forth in Section 5.12 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any material liability in respect of post-retirement health, medical or life insurance benefits for any current or former officer, employee, director or independent contractor except as required to avoid excise Tax under Section 4980B of the Code.

     (i) All contributions and other payment due from the Company or any
Subsidiary with respect to each Company Plan and each Union Plan have been made or paid in full or are shown in the Company Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof, and all of the assets which have been set aside in a trust, escrow account or insurance company separate account to satisfy any obligations under any Company Plan are shown on the books and records of each such trust or account at their current fair market value as of the most recent valuation date for such trust or account, and the fair market value of all such assets as of each such valuation date equals or exceeds the present value of any obligation under any Company Plan.

     (j) There are no pending or threatened claims with respect to a Company
Plan (other than routine and reasonable claims for benefits made in the ordinary course of the plan's operations) or with respect to the terms and conditions of employment or termination of employment of any current or former officer, employee or independent contractor of the Company or a Subsidiary, which claims could reasonably be expected to result in any material liability to the Company or a Subsidiary, and no audit or investigation by any domestic or foreign governmental or other law enforcement agency is pending or, to the knowledge of the Company or a Subsidiary, has been proposed with respect to any Company Plan.

     (k) Section 5.12 of the Company Disclosure Schedule sets forth the approximate number of individuals who were performing services for the Company as of May 30, 2005 who were classified by the Company as independent contractors. Each individual who performs, or has

                                       18

Merger Agreement

performed, services for the Company or a Subsidiary as an employee or as an independent contractor is, or has been, properly classified as an employee or as an independent contractor, except where failure to properly classify such individual(s) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (l) Vesting for options which are outstanding under Company Stock Option
Plans, including accelerated vesting which will occur at the Effective Time, has been effected in accordance with the terms of the plans and with the rules of the New York Stock Exchange.

     (m) No current or former officer or employee of the Company or a Subsidiary of the Company is entitled to receive severance payments or severance benefits under more than one Company Plan. Section 5.12(m) of the Company Disclosure
Schedule sets forth a list of all severance plans or policies maintained by the
Company or any Subsidiary of the Company.

     5.13. LABOR. Except as set forth in Section 5.13 of the Company Disclosure
Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company: (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any representatives of any of their employees; (ii) to the knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or its Subsidiaries and no executive or key employee or group of employees of the Company has any plan to terminate his or her employment with Company or has threatened to do so; (iii) the Company and its
Subsidiaries have complied with all laws relating to employment and labor, including, any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes; and (iv) no person has asserted that the Company or any of its Subsidiaries is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of such laws.

     5.14. REAL ESTATE.

     (a) Section 5.14 of the Company Disclosure Schedule sets forth the address of all real property owned by the Company or any Subsidiary of the Company as of the date hereof (the "Owned Real Property"). The Company or one of its
Subsidiaries, as applicable, holds good and marketable title to the Owned Real
Property, free and clear of all Liens except for (i) Liens for current Taxes or assessments that are not yet delinquent, (ii) builder, mechanic, warehousemen, materialmen, contractor, landlord, workmen, repairmen, carrier or other similar
Liens arising and continuing in the ordinary course of business for obligations that are not yet delinquent, (iii) the rights, if any, of vendors having equipment associated with equipment financed by the Company and its
Subsidiaries, (iv) Liens arising from the receipt by the Company and its
Subsidiaries of progress payments by the United States government, (v) Liens securing rental payments under capital lease arrangements and (vi) other Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (b) Section 5.14 of the Company Disclosure Schedule sets forth the address of all material real property in which the Company or any Subsidiary of the
Company holds a leasehold or subleasehold estate (the "Leased Real Property";
the leases or subleases for such Leased Real Property being referred to as the
"Leases"). With respect to each of the Leases:

                                       19

Merger Agreement

(i) the Company or such Subsidiary, as applicable, holds good and marketable title to the leasehold or subleasehold interest thereunder; and (ii) neither the
Company nor any Subsidiary has assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered such Lease, or any interest therein, except as set forth in Section 5.14 of the Company Disclosure Schedule.

     5.15. ENVIRONMENTAL MATTERS.

     (a) Except as set forth in Section 5.15 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company: (i) the Company and its
Subsidiaries have conducted their business in compliance with all Environmental
Laws, including having all permits, licenses and other approvals and authorizations necessary for the operation of their business as presently conducted; (ii) the Company and its Subsidiaries have not received any notices, demand letters or requests for information from any Governmental Entity, which has not heretofore been resolved with such Governmental Entity, indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law; (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or to the knowledge of the Company, threatened against the Company or any of its
Subsidiaries relating to any violation of or liability under, or alleged violation of or liability under, any Environmental Law; (iv) neither the Company nor any of its Subsidiaries has disposed of Hazardous Substances at a location that requires remediation under Environmental Laws; and (v) there has been no
Release of Hazardous Substances which requires remediation under Environmental
Laws at any property currently owned or operated by the Company or its
Subsidiaries, nor, to the Company's knowledge has there been a Release of
Hazardous Substances that requires remediation under Environmental Laws at any property formerly owned or operated by the Company or its Subsidiaries during the period of such ownership or operation.

     (b) Section 5.15 of the Company Disclosure Schedule sets forth, as of the date hereof, each material environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company of which the
Company has knowledge in relation to the current or prior business of the
Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries.

     (c) Except as set forth in Section 5.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, leases or operates any real property, or conducts or has conducted any operations, in New Jersey or
Connecticut.

     (d) For purposes of clause (a) of this Section 5.15, the terms "Company"
and "Subsidiary" shall include any entity that is, in whole or in part, a predecessor in interest of the Company or any of its Subsidiaries under applicable corporate law.

     5.16. CONTRACTS AND COMMITMENTS; SUPPLIERS AND CUSTOMERS.

     (a) Except for contracts, commitments, agreements, leases, licenses, and other instruments disclosed in Section 5.16 of the Company Disclosure Schedule
(collectively, the "Material Contracts"), neither the Company nor any of its
Subsidiaries is a party to or bound by:

                                       20

Merger Agreement

(a) any agreements with any present employee, officer or director (or former employee, officer or director to the extent there remain at the date hereof obligations to be performed by the Company or any of its Subsidiaries); (b) any
material agreements with a consultant, sales representative, agent or dealer not terminable upon 30 days written notice; (c) agreements or indentures relating to the borrowing of money or the deferred purchase price of property (in either case whether or not secured in any way), or any guarantee of any of the foregoing, having a remaining balance on the date hereof in an amount exceeding
$2,500,000 or in respect of which the Company or one of its Subsidiaries is not authorized to prepay the related indebtedness on 30 days or less advance notice;
(d) any partnership, joint venture, profit-sharing or similar agreement; (e)
contracts, not entered into in the ordinary course of business on an arm's-length basis, that are material to the Company; (f) any collective bargaining agreements, memoranda or understanding, settlements or other labor agreements with any union or labor organization applicable to the Company, its
Affiliates or their employees; (g) any agreements or arrangements for the acquisition or sale of any business of the Company entered into since January 1,
2003 (or, without regard to such date, to the extent any indemnification or similar obligations of the Company or any of its Subsidiaries exist as of the date of this Agreement) or any such agreement or arrangement, regardless of when such agreement or arrangement was entered into, that has not yet been consummated or in respect of which the Company or any of its Subsidiaries has any remaining obligations (whether by merger, sale or purchase of assets or stock, consolidation, share exchange or otherwise); (h) any agreement which imposes non-competition or non-solicitation restrictions, or any "exclusivity"
or similar provision or covenant, including any organizational conflict of interest prohibition, restriction, representation, warranty or notice provision or any other restriction on future contracting set forth in the Company's
Government Contracts; (i) any employment, severance or other similar agreement which contains a change of control or "golden parachute" provision; and (j) any other agreements to which the Company or any of its Subsidiaries is a party or by which they or any of their assets are bound and which involves consideration or other obligation in excess of $10,000,000 annually.

     (b) Since January 1, 2003 (i) no supplier or customer of the Company or any of its Subsidiaries has canceled or otherwise terminated its relationship with the Company or any of its Subsidiaries, except for such cancellations and terminations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (ii) to the knowledge of the Company, no supplier or customer of the Company or any of its
Subsidiaries has provided written notice to Company or any of its Subsidiaries of its intent either to terminate its relationship with the Company or any of its Subsidiaries or to cancel any material agreement with the Company or any of its Subsidiaries, except for such terminations and cancellations that, individually or in the aggregate, would not reasonably be expected to have a
Material Adverse Effect on the Company, (iii) to the knowledge of the Company, none of the suppliers of the Company or any of its Subsidiaries is unable to continue to supply the products or services supplied to the Company or any of its Subsidiaries by such supplier, except for such inabilities that, individually or in the aggregate, would not reasonably be expected to have a
Material Adverse Effect on the Company, and (iv) except as set forth in Section
5.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have no direct or indirect ownership interest in any supplier or customer of the
Company or any of its Subsidiaries that is material to the Company and its
Subsidiaries taken as a whole.

                                       21

Merger Agreement

     5.17. INTELLECTUAL PROPERTY RIGHTS.

     (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company: (i) the Company and
its Subsidiaries own all right, title and interest in or have valid and enforceable rights to use, by license or other agreement, all of the
Intellectual Property Rights that are currently used in the conduct of the
Company's or any of its Subsidiary's business, free of all liens, pledges, charges, options, rights of first refusal, security interests or other encumbrances of any kind, except as set forth in Section 5.17 of the Company
Disclosure Schedule; (ii) no action, claim, arbitration, proceeding, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) has commenced, been brought or heard by or before any Governmental Entity or arbitrator or is pending or is threatened in writing by any third Person with respect to any Intellectual
Property Rights owned or used by the Company or any of its Subsidiaries in connection with their respective businesses as currently conducted, including any of the foregoing that alleges that the operation of any such business infringes, misappropriates, impairs, dilutes or otherwise violates the
Intellectual Property Rights of others, and there are no grounds for the same, and the Company and its Subsidiaries are not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any third Person's Intellectual Property Rights, in each case except as set forth in Section 5.17 of the Company Disclosure Schedule; and
(iii) to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights owned or used by the Company or any of its Subsidiaries in connection with their respective businesses as currently conducted and neither the Company nor any of its Subsidiaries has brought or threatened any such claims, suits, arbitrations or other adversarial proceedings against any third Person that remain unresolved. All of the material
Intellectual Property owned or used by the Company or any of its Subsidiaries prior to the Closing will be owned or available for use by the Company and its
Subsidiaries immediately after the Closing on substantially the same terms and conditions as prior to the Closing.

     (b) For purposes of this Agreement, "Intellectual Property Rights" means any or all rights in, arising out of or associated with any of the following:
(i) all United States, international and foreign patents and patent applications
(including all reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations, continuations-in-part, patent disclosures, mask works and integrated circuit topographies) and all equivalents thereof; (ii) all computer software (including source and object code) and related documentation, confidential information, trade secrets, inventions (whether patentable or not), business information, customer lists, know how, show how, technology and all documentation relating to any of the foregoing; (iii) all United States and foreign copyrights, copyright registrations and applications therefor in both published and unpublished works; (iv) all United States and foreign trademarks and service marks (whether or not registered), trade names, designs, logos, slogans and general intangibles of like nature, together with all goodwill appurtenant thereto, and applications for registration of any of the foregoing;
and (v) Internet domain name registrations and applications therefor.

     5.18. SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of the
Company has approved the Merger, this Agreement and the transactions contemplated hereby, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated hereby the restrictions contained in Section 203 of the DGCL, and no other

                                       22

Merger Agreement

antitakeover or similar statute or regulation of the State of Delaware or any other state or jurisdiction applies or purports to apply to any such transactions. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, to the knowledge of the
Company, or any anti-takeover provision in the Company's certificate of incorporation or bylaws is, or at the Expiration Date or Effective Time will be, applicable to the Shares, the Merger or the other transactions contemplated by this Agreement.

     5.19. GOVERNMENT CONTRACTS.

     (a) Except as set forth in Section 5.19 of the Company Disclosure Schedule or as, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company, with respect to any Government
Contracts, there is no (i) civil fraud or criminal acts or bribery, or any other violation of law, by the Company or any of its Subsidiaries or any director, officer or employee of the Company or its Subsidiaries or criminal investigation by any Governmental Entity or (ii) any irregularity, misstatement or omission by the Company or any of its Subsidiaries arising under or relating to such
Government Contracts, (iii) request by a Governmental Entity for a contract price adjustment based on a claimed disallowance by the Defense Contract Audit
Agency (or other applicable Governmental Entity) or claim of defective pricing,
(iv) dispute between the Company or any of its Subsidiaries and a Governmental
Entity which, since December 31, 2002, has resulted in a government contracting officer's final decision or (v) any termination by a Governmental Entity for default of any Government Contract or claim or request for equitable adjustment by the Company or any of its Subsidiaries against a Governmental Entity. Except as set forth in Section 5.19 of the Company Disclosure Schedule, to the
knowledge of the Company, with respect to any Government Contracts, there is, as of the date of this Agreement, no (A) request by a Governmental Entity for a contract price adjustment based on a claimed disallowance by the Defense
Contract Audit Agency (or other applicable Governmental Entity) or claim of defective pricing in excess of $1,000,000, (B) dispute between the Company or any of its Subsidiaries and a Governmental Entity which, since December 31,
2002, has resulted in a government contracting officer's final decision where the amount in controversy exceeds or is expected to exceed $1,000,000 or (C) any termination by a Governmental Entity for default of any Government Contract involving an amount in excess of $1,000,000 or claim or request for equitable adjustment by the Company or any of its Subsidiaries against a Governmental
Entity in excess of $1,000,000.

     (b) Except as set forth in Section 5.19 of the Company Disclosure Schedule, no termination for default or convenience, cure notice, or show cause notice has been issued by the United States Government or by any prime contractor or subcontractor, in writing, with respect to performance by the Company or any of its Subsidiaries as a subcontractor of any portion of the obligation of a
Government Contract which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

     (c) The Company and its Subsidiaries have complied with all material terms and conditions of any Government Contracts, except where any failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                                       23

Merger Agreement

     (d) As of the date hereof, neither the Company nor any of its Subsidiaries has any outstanding Bid that, if accepted or awarded, is expected to result in a loss in excess of $500,000 to the Company or its Subsidiaries (or, after the
Merger, Parent or its Subsidiaries). None of the Company and its Subsidiaries is
a party to any Government Contract which is expected to result in a loss in excess of $500,000 to the Company or its Subsidiaries (or, after the Merger,
Parent or its Subsidiaries).

     (e) Neither the Company nor any of its Subsidiaries or any of its or their respective directors, officers, or employees is or for the last five (5) years has been debarred or suspended from participation in the award of contracts with any Governmental Entity or has been declared nonresponsible (it being understood that debarment and suspension and nonresponsibility does not include ineligibility to bid for certain contracts due to generally applicable bidding requirements) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

     5.20. RELATIONS WITH GOVERNMENTS. Except as set forth in Section 5.20 of the Company Disclosure Schedule or to the extent disclosed in the Company
Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof, to the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, agent or employee of the Company or any of its Subsidiaries, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(b) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (c) made any other unlawful payment, or (d) violated any applicable export control, money laundering or anti-terrorism law or regulation, nor have any of them otherwise taken any action which would cause the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law of similar effect.

     5.21. STOCKHOLDER RIGHTS PLAN. The Board of Directors of the Company has
approved the Merger, this Agreement and the transactions contemplated hereby, and such approval is sufficient to render, with respect to the Merger, this
Agreement and the transactions contemplated hereby, the rights of holders of the
Company Common Stock to acquire Company Common Stock or any shares of capital stock of the Company or any of its Subsidiaries under the Rights Agreement inapplicable such that, upon the consummation of the Merger as contemplated by this Agreement, the Rights issued under the Rights Agreement shall expire in accordance with the terms of the Rights Agreement and not become exercisable as a result of the Merger or any of the other transactions contemplated by this
Agreement, and the Rights Agreement shall terminate in accordance with its terms without any payments being made or due and payable by the Company or any of its
Subsidiaries or Parent or any of its Subsidiaries.

     5.22. DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Proxy
Statement or any amendment or supplement thereto shall, at the date the Proxy
Statement or any such amendment or supplement is first mailed to the Company
Common Stockholders or at the time of the Stockholders' Approval contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or

                                       24

Merger Agreement

warranty is made by the Company in this Section 5.22 with respect to statements made or incorporated by reference therein based on information that was not supplied by the Company or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

     5.23. ADVISORS' FEES. Except for Lehman Brothers Inc. and Relational
Advisors LLC, copies of whose engagement agreements have been provided to Parent prior to the date of this Agreement, there is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee from the Company or any of its Subsidiaries (including, after the consummation of the Merger, from Parent or any of its Subsidiaries) in connection with the Merger or any of the other transactions contemplated by this
Agreement.

     5.24. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of each of Lehman Brothers Inc. and Relational Advisors LLC, financial advisors to the Company, to the effect that, as of the date of this Agreement, the Merger
Consideration is fair to the Stockholders from a financial point of view.

     5.25. CERTAIN LOANS AND OTHER TRANSACTIONS. Except as set forth on Section
5.25 of the Company Disclosure Schedule, no present or former director, officer or employee (or Person affiliated with any such director, officer or employee)
of the Company or any of its Subsidiaries owes money to the Company or any of its Subsidiaries pursuant to a loan or other arrangement. Section 5.25 of the
Company Disclosure Schedule sets forth for each such loan or other arrangement the initial principal amount, amount outstanding as of December 31, 2004, interest rate and maturity date. Except to the extent set forth in Company
Reports filed with the SEC and publicly available on the EDGAR system prior to the date hereof, since January 1, 2002, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction"
disclosure pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     5.26. INSURANCE. All material insurance policies of the Company and its
Subsidiaries, including the Fiduciary Liability insurance policy previously delivered to Parent (the "Insurance Policies") are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by law. Neither the Company nor any of its
Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Insurance Policies. No notice of cancellation or termination has been received by the Company with respect to any such Insurance Policy other than as is customary in connection with renewals of existing Insurance Policies.

     5.27. MOUS. Attached hereto as Section 5.27 of the Company Disclosure
Schedule are true and correct copies of the Securities MOU and the Derivative
MOU. The Company's representatives have been duly authorized by the Company to enter into the Securities MOU and the Derivative MOU and have entered into the
Securities MOU and the Derivative MOU in good faith. The Company has not, and no
Subsidiary of the Company has, entered into or accepted,

                                       25

Merger Agreement

and neither the Company nor any Subsidiary of the Company has authorized any of its representatives to enter into or accept, any settlement or agreement related to the Subject Proceedings, with any court, party to the Subject Proceedings, insurer or otherwise, other than the settlement with the parties to the Subject
Proceedings pursuant to the Securities MOU and the Derivative MOU.

     5.28. NAVY AGREEMENT. To the knowledge of the Company, no Person who was an officer or director of the Company or any of its wholly-owned subsidiaries as of the date of execution of the Navy Agreement, whether or not such Person remains in the employ of the Company or such subsidiary, has been convicted or indicted as of the date hereof with respect to any of the matters set forth in Annex 1 or
Annex 2 of the Navy Agreement (such matters, the "Specified Matters").

     5.29. NO ADDITIONAL REPRESENTATIONS. The Company acknowledges that neither
Parent nor Merger Sub, nor any other Person advising or acting on behalf of
Parent, Merger Sub or any Affiliate of Parent or Merger Sub, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Parent or Merger Sub or the business conducted by Parent or Merger Sub, in each case, except as expressly set forth in this Agreement.

                                    ARTICLE 6

                                    COVENANTS

     6.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. After the date hereof and except as set forth in Section 6.1 of the Company Disclosure
Schedule, prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its Subsidiaries, subject to restrictions imposed by applicable law, to:

     (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

     (b) not (i) amend or propose to amend its certificate of incorporation or by-laws, (ii) split, combine or reclassify its outstanding capital stock, (iii)
declare, set aside or pay any dividend or distribution payable in stock or property, or (iv) repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock;

     (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its or its Subsidiaries' capital stock, or any debt or equity securities convertible into, exchangeable for or exercisable for such capital stock, or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, except for issuances of
Company Common Stock pursuant to the exercise of rights or options outstanding as of the date of this Agreement under the Company Stock Option Plans and
Company Warrants outstanding as of the date of this Agreement;

                                       26

Merger Agreement

     (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except for borrowings under the credit agreements set forth in Section 6.1(d) of the Company Disclosure Schedule, (ii)
redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock,
(iii) make any acquisition of any assets or businesses or any other capital expenditures other than expenditures for fixed or capital assets in the ordinary course of business, (iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business, (v) loan, advance funds or make any investment in or capital contribution to any other
Person other than to any Subsidiary, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (e) use commercially reasonable efforts to (i) preserve intact its business organizations and goodwill, (ii) keep available the services of its present officers and key employees, and (iii) preserve the goodwill and business relationships with customers, suppliers and others having business relationships with the Company and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

     (f) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its business in such amounts and against such risks and losses as are consistent with past practice;

     (g) not enter into any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement);

     (h) not alter, through merger, liquidation, reorganization, restructuring or any other fashion, the corporate structure or ownership of any of the
Company's Subsidiaries;

     (i) not enter into any sale, lease or license or suffer to exist any Lien
(except for Permitted Liens) in respect of any of its assets, other than (i)
Liens securing intercompany indebtedness, (ii) sales or dispositions of property or inventory in the ordinary course of business consistent with past practice,
(iii) leases and licenses with a term of less than one year of property in the ordinary course of business consistent with past practice, (iv) leases and licenses with a term of at least one year of property in the ordinary course of business consistent with past practice and (v) sales, leases or licenses with respect to immaterial assets;

     (j) except for loans, advances, capital contributions or investments made to a wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice, not make any loan, advance or capital contribution to, or investments in, any other Person;

     (k) except as required by generally accepted accounting principles, not revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivables other than in the ordinary course of business consistent with past practice, or change any method of accounting or accounting principles or practice;

                                       27

Merger Agreement

     (l) except as required by law or as is consistent with past practice, not make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, extend or waive any applicable statute of limitations with respect to Taxes, file any amended Tax Returns, enter into any closing agreement in respect of any Tax claim, audit or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

     (m) not (i) grant any severance, retention or termination pay to, or amend any existing severance, retention or termination arrangement with, any current or former director, officer or employee of the Company or any of its
Subsidiaries, (ii) increase or accelerate the payment or vesting of, benefits payable under any existing severance, retention or termination pay policies or employment agreements, (iii) enter into or amend any employment, consulting, deferred compensation or other similar agreement with any director, officer, consultant or employee of the Company or any of its Subsidiaries, (iv)
establish, adopt or amend (except as required by applicable law) any collective bargaining agreement, bonus, profit-sharing, thrift, pension, retirement, post-retirement medical or life insurance, retention, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any present or former director, officer or employee, or any beneficiaries thereof, of the Company or any of its Subsidiaries or (v) increase the compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, except for salary increases as a result of employee promotions in the ordinary course of business consistent with past practice or required by the terms of existing arrangements, policies or agreements set forth in the Company Disclosure Schedule;

     (n) (i) submit any new Bid that, if accepted or awarded, is expected by the
Company to result in revenue to, or expenditures by, the Company and its
Subsidiaries (or, after the Merger, Parent or its Subsidiaries) greater than
$100,000,000 (provided that Parent shall not unreasonably withhold or delay its consent to the submission of any such Bid), (ii) submit any new Bid that, if accepted or awarded, is expected by the Company to result in a loss to the
Company or its Subsidiaries (or, after the Merger, Parent or its Subsidiaries)
greater than $500,000 or (iii) enter into any Government Contract which is expected to result in a loss to the Company or its Subsidiaries (or, after the
Merger, Parent or its Subsidiaries) greater than $500,000;

     (o) settle or enter into any settlement agreement with respect to any outstanding litigation without the prior written approval of Parent, except that, notwithstanding the foregoing, the Company (i) may settle or enter into any settlement agreement with respect to any outstanding litigation where the amount of such settlement is less than $500,000 and (ii) shall comply with its covenants set forth in Section 6.5(f); or

     (p) enter into or authorize an agreement with respect to any of the foregoing actions, or commit to take any action to effect any of the foregoing actions.

     6.2. CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective
Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries'
operations.

                                       28

Merger Agreement

     6.3. NO SOLICITATION BY THE COMPANY.

     (a) The Company agrees that it and its Subsidiaries will not (and the
Company will not permit its or its Subsidiaries' officers, directors, employees, agents or representatives, including any investment banker or other financial advisor, attorney, consultant, accountant or other Person retained by the
Company or any of its Subsidiaries, to):

          (i) directly or indirectly, solicit, initiate or knowingly facilitate or encourage the making by any Person (other than Parent and its
     Subsidiaries) of any inquiry, proposal or offer (including any proposal or offer to the Stockholders) that constitutes or would reasonably be expected to lead to, a proposal for any tender offer, merger, consolidation, recapitalization, reorganization, share exchange, business combination, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries and a third party, or any acquisition by a third party of any Company Common Stock (other than upon the exercise of the
     Company Stock Options that are outstanding on the date hereof in accordance with their terms) or any business or assets of Company or any of its
     Subsidiaries (other than acquisitions of a business or assets in the ordinary course of business that constitute less than 5% of the net revenues, net operating income and assets of Company and its Subsidiaries, taken as a whole), or any combination of the foregoing, in a single transaction or a series of related transactions (in each case, an
     "Acquisition Proposal");

          (ii) directly or indirectly, participate or engage in discussions or negotiations concerning an Acquisition Proposal (and the Company, its
     Subsidiaries and all such Persons shall immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal), or furnish or disclose to any Person any information with respect to or in furtherance of any Acquisition Proposal, or provide access to its properties, books and records or other information or data to any Person with respect to or in furtherance of any Acquisition Proposal;

          (iii) grant any waiver or release under any confidentiality agreement, standstill agreement or similar agreement with respect to the Company or any of its Subsidiaries; or

          (iv) execute or enter into any agreement, understanding or arrangement with respect to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any agreement, understanding or arrangement relating to any Acquisition Proposal (or resolve or authorize or propose to agree to do any of the foregoing actions).

     (b) Nothing contained in the foregoing Section 6.3(a) shall prevent the
Company or its Board of Directors, at any time prior to receipt of Stockholders'
Approval with respect to the Merger, from (i) taking and disclosing to the
Stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders required to be made by applicable statute, law, rule or regulation in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to any Acquisition
Proposal; provided, however,

                                       29

Merger Agreement

that neither the Company nor the Board of Directors of the Company shall, except as specifically permitted by Section 6.3(e), withdraw, withhold, modify or change any recommendation regarding this Agreement, the Merger or the other transactions contemplated hereby or approve, recommend or declare advisable any
Acquisition Proposal, and (ii) providing information (pursuant to a confidentiality agreement in substantially the same form and on substantially the same terms as the Confidentiality Agreement and which does not prevent the
Company from complying with its obligations under this Agreement) to or engaging in any negotiations or discussions with any Person or group who has made an unsolicited bona fide Acquisition Proposal with respect to all of the outstanding shares of capital stock of the Company or all or substantially all of the assets of the Company, if, with respect to such actions, (x) in the good faith judgment of the Board of Directors of the Company, taking into account, among other things, the likelihood of consummation and the other terms and conditions of such Acquisition Proposal and after receipt of advice from its financial advisors, such Acquisition Proposal is believed to be reasonably likely to result in a transaction more favorable to the holders of Company
Common Stock than the Merger (a "Superior Proposal") and (y) the Board of
Directors of the Company, after receipt of advice from its outside legal counsel, determines in good faith that such actions may be required by its fiduciary obligations under Delaware law.

     (c) The Company agrees that it will notify Parent promptly (and in any event within two Business Days of receipt) if any proposal or offer relating to or constituting an Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its officers, directors, employees, agents or representatives. The notice shall be in writing and state the identity of the
Person or group making such request or inquiry or engaging in such negotiations or discussions and the material terms and conditions of any Acquisition
Proposal. Thereafter, the Company shall keep Parent fully informed on a prompt basis (and in any event within two Business Days of receipt) of any material changes, additions or adjustments to the terms of any such proposal or offer.

     (d) Nothing in this Section 6.3 shall permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this
Agreement, it being agreed that, during the term of this Agreement, the Company shall not enter into any agreement with any Person with respect to or that provides for, or in any way facilitates, an Acquisition Proposal, other than a confidentiality agreement permitted by Section 6.3(b).

     (e) Notwithstanding any other provision of this Agreement, if, prior to obtaining Stockholders' Approval with respect to the Merger, the Board of
Directors of the Company determines, in its good faith judgment, that an
Acquisition Proposal is a Superior Proposal, the Board of Directors of the
Company may terminate this Agreement (subject to the Company's obligations under
Article 8); provided, that

          (i) the Company provides at least five (5) Business Days prior written notice to the Parent of its intention to terminate this Agreement in the absence of any further action by Parent,

          (ii) during such five (5) Business Day period (or longer period if extended by the mutual agreement of the Company and Parent), the Company agrees to negotiate in

                                       30

Merger Agreement

     good faith with Parent regarding such changes as Parent may propose to the terms of this Agreement,

          (iii) the Board of Directors of the Company determines (after receipt of advice from its outside legal counsel and an independent financial advisor) that the Acquisition Proposal is a Superior Proposal taking into account any modifications to the terms of this Agreement proposed in writing by Parent, and the Board of Directors of the Company determines in good faith that such actions are required by its fiduciary duties under
     Delaware law. In the event of termination of this Agreement as provided in this Section 6.3(e), this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Merger
     Sub or their respective officers or directors, except as provided in
     Section 8.3 and except that in the case of any such termination, Section
     6.6(b), Section 6.8 and Section 9.2 shall survive.

     Nothing in this Section 6.3(e) shall relieve the Company from liability for any willful or intentional breach of this Agreement.

     6.4. MEETING OF COMPANY STOCKHOLDERS.

     (a) Subject to Section 6.7 hereof, the Company will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene as promptly as reasonably practicable after the date hereof a meeting (the "Company Stockholders' Meeting") of the holders of Company
Common Stock (the "Company Common Stockholders") and shall submit the Merger for approval by the Company Common Stockholders at such meeting or any adjournment thereof.

     (b) Subject to Section 6.3, the Company, through its Board of Directors, shall recommend approval and adoption of the Merger by the Company Common
Stockholders at the Company Stockholders' Meeting or any adjournment thereof;
provided that the Board of Directors of the Company may at any time prior to receipt of the Stockholders' Approval with respect to the Merger approve, recommend and declare advisable any Superior Proposal, if the Board of Directors of the Company determines in good faith after receipt of advice from its outside legal counsel that such action is required by its fiduciary obligations under
Delaware law and the Company terminates this Agreement as provided for in
Section 8.1(d)(iii).

     (c) For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the
Company Stockholders' Meeting if this Agreement is terminated.

     6.5. AGREEMENT TO COOPERATE; HSR FILINGS.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement. Prior to the Effective Time, the
Company shall use commercially reasonable efforts, and Parent and Merger Sub shall use their commercially reasonable efforts to cooperate and assist the
Company, to obtain all consents of

                                       31

Merger Agreement

any third parties that may be necessary for the consummation of the Merger
(other than consents from any Governmental Entities which are addressed in
Section 6.5(c)).

     (b) Without limitation of the foregoing, Parent and the Company undertake and agree to file as soon as practicable (and in any event not later than ten
(10) days after the date hereof), if required by law, a Notification and Report
Form under the HSR Act with the Federal Trade Commission (the "FTC") and the
Antitrust Division of the Department of Justice (the "DOJ"). If Parent or the
Company reasonably determined that it is so required, Parent and the Company shall, promptly after the date of this Agreement, prepare and file notifications required under any applicable foreign antitrust laws or regulations (including those in the United Kingdom) in connection with the Merger.

     (c) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.5(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR
Act or any other Regulatory Law, use its reasonable best efforts to (i)
cooperate in all respects with each other in connection with any filing or submission and in connection with any request by the FTC or DOJ for additional information and documents or any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the
FTC, the DOJ or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences; and
(iv) promptly take reasonable actions to respond to inquiries from the FTC, DOJ or any other Governmental Entity regarding the legality under any antitrust law of Parent's acquisition of the Company; provided, however, that all obligations in this Section 6.5(c) shall be subject to applicable laws relating to exchange of information and attorney-client communication and privileges.

     (d) Each of Parent and the Company undertake to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this
Agreement, provided, however, that neither party is required to contest or appeal any such order issued by a United States Court of Appeals.

     (e) Notwithstanding anything in this Agreement to the contrary, neither
Parent nor any of its Affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its
Affiliates, or the Company or any of its Affiliates, or seeking to impose any material limitation on the ability of Parent or any of its Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the Company; provided, however, that Parent

                                       32

Merger Agreement

shall, if necessary to secure termination of the waiting period under the HSR
Act and if requested by the Company, offer and agree to sell or otherwise dispose or hold separate assets (through the establishment of a trust or otherwise) of Parent, any of its Affiliates or the Company that have nominal monetary and strategic value to Parent.

     (f) The parties hereto shall use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the settlements contemplated by the Securities MOU and the Derivative MOU as promptly as practicable on the terms described therein (the "Settlement Terms").
Without limiting the generality of the foregoing, the Company undertakes to (i)
take all actions contemplated by, and otherwise comply with, the Securities MOU and the Derivative MOU, including reasonably cooperating with plaintiffs'
confirmatory discovery requests and making available its books and records, personnel and representatives for any inquiries reasonably requested by plaintiffs as part of the confirmatory discovery process, (ii) promptly upon completion of plaintiffs' confirmatory discovery pursuant to the Securities MOU and the Derivative MOU, execute and deliver to plaintiffs the Stipulations, and
(iii) submit the Stipulations to the Court of Chancery of the State of Delaware
and the United States District for the Southern District of California (the
"Subject Courts") for approval thereby. The Company shall use its reasonable best efforts to obtain judgment orders necessary, proper or advisable to consummate the settlements contemplated by the Stipulations. In connection with the foregoing, each party hereto agrees to (A) cooperate in all respects with the other parties hereto in connection with any filing or submission and in connection with any request by the Subject Courts or the parties (the "Subject
Parties") involved in the proceedings (the "Subject Proceedings") described in the Securities MOU and the Derivative MOU, (B) promptly inform the other parties hereto of any material communication received by the Subject Courts or the
Subject Parties or given by such party in respect of the Subject Proceedings and of any material communication received or given in connection with any Subject
Proceeding by any other party and (C) permit the other parties hereto to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the Subject Courts or the Subject Parties, and to the extent not prohibited by the Subject Courts, give the other parties hereto the opportunity to attend and participate in such meetings and conferences;
provided that all obligations in this Section 6.5(f) shall be subject to applicable laws relating to exchange of information and attorney-client communication and privileges. Notwithstanding the foregoing provisions of this
Section 6.5(f), the Company and its Subsidiaries shall not agree to any settlement in respect of the Subject Proceedings (other than on the Settlement
Terms and pursuant to the Securities MOU and Derivative MOU in effect on the date of this Agreement) without the prior written approval of Parent, which approval shall not be unreasonably withheld or delayed. In addition to the foregoing, the Company and its Subsidiaries shall not enter into any settlement or other agreement with any insurer with respect to the Subject Proceedings, the
Securities MOU, the Derivative MOU or the claims underlying such matters without the prior written approval of Parent.

     (g) The Company and its Subsidiaries shall use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to resolve all pending proceedings with respect to potential violations by the Company and its Subsidiaries (or their respective officers, directors, employees, representatives or agents) of The Arms Export Control Act (22 U.S.C. 2751 et seq.) and The

                                       33

Merger Agreement

International Traffic in Arms Regulations promulgated thereunder (22 C.F.R. 120 et seq.) and all other U.S. federal laws governing the export of arms and technology (the "Export-Control Laws") in a manner reasonably satisfactory to
Parent. Without limiting the generality of the foregoing, the Company undertakes
(i) to promptly inform Parent of any material communication received from any
Governmental Entity with respect to any Export-Control Laws or given by the
Company in respect of any Export-Control Law and of any material communication received or given in connection with any proceeding related to an Export-Control
Law by any other party, (ii) to permit Parent to review any material communication given by the Company to, and consult with Parent in advance of any meeting or conference with, any Governmental Entity with respect to an
Export-Control Law, and to the extent not prohibited by applicable law, give
Parent the opportunity to attend and participate in such meetings and conferences, and (iii) promptly take reasonable actions to respond to inquiries from any Governmental Entity with respect to any Export-Control Law; provided, however, that all obligations in this Section 6.5(g) shall be subject to applicable laws relating to exchange of information and attorney-client communication and privileges. Notwithstanding the foregoing provisions of this
Section 6.5(g), the Company and its Subsidiaries shall not agree to any settlement or enter into any consent decree with respect to any proceedings related to any Export-Control Law without the prior written approval of Parent.

     (h) The Company shall promptly following the date of this Agreement notify any probation officer of the Company or its Subsidiaries of the transactions contemplated by this Agreement under the Amended Judgment in Case No.
05CR0314-BEN and the Company's conditions of supervision set forth therein and any similar conditions of probation applicable to the Company or its
Subsidiaries.

     (i) The Company shall deliver to Parent, at the Closing, a draft of a certificate providing information relating to base period research and experimental expenses designed to allow Parent to claim research and experimentation tax credits in accordance with the Code and regulations promulgated thereunder. Parent and Merger Sub acknowledge and agree that such certificate may be incomplete and approximate. Where information for particular
Subsidiaries is not available, the Company will specify such Subsidiaries. The
Company will use commercially reasonable efforts to provide a completed, final certificate within six months after the Closing.

     (j) The parties shall use their reasonable best efforts to obtain prior to the Effective Time (i) written confirmation from the Department of the Navy (the
"Navy"), on behalf of the Department of Defense, that notwithstanding the inclusion of the term "affiliates" in the definition of "Thor" contained in the
Navy Agreement, the obligations of the Company and its Subsidiaries thereunder will not, following the Effective Time, be applicable to Parent and its
Affiliates (other than to the Surviving Corporation and its Subsidiaries) and
(ii) such modifications to the Navy Agreement (to become effective following the
Effective Time) as would be reasonably appropriate in light of Parent's ownership of the Company upon the consummation of the Merger.

     6.6. ACCESS TO INFORMATION.

     (a) The Company will give to Parent and its accountants, counsel, financial advisors and other representatives (the "Parent Representatives"), reasonable access, upon reasonable

                                       34

Merger Agreement

advance notice to a senior executive of the Company, in accordance with the terms of the Confidentiality Agreement during normal business hours to its personnel, properties and existing books, contracts, commitments and records;
provided, however, that no investigation pursuant to this Section 6.6(a) shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger; provided further, that the foregoing right of access shall not require furnishing information that in the reasonable opinion of counsel, would violate any laws or any confidentiality agreements with respect to such information.

     (b) The Confidentiality Agreement shall remain in full force and effect until Closing and, if this Agreement is terminated pursuant to Article 8, such
Confidentiality Agreement shall continue in accordance with its terms.

     (c) The Company shall promptly advise Merger Sub in writing when the
Company becomes aware of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on the Company.

     6.7. PROXY STATEMENT.

     (a) Each of the Company and Parent shall cooperate and as promptly as practicable prepare, and the Company shall file with the SEC, a proxy statement pursuant to Regulation 14A under the Exchange Act with respect to the Company
Stockholders' Meeting (the "Proxy Statement"). The Company and Parent shall use their respective reasonable best efforts to have the Proxy Statement cleared by the SEC. The Company shall, as promptly as practicable after receipt thereof, provide the Parent copies of any written comments, and advise Parent of any oral comments or communications regarding the Proxy Statement received from the SEC.
The Company shall provide Parent with a reasonable opportunity to review and comment on any supplement to the Proxy Statement prior to filing the same with the SEC, and the Company will promptly provide Parent with a copy of all such filings made with the SEC.

     (b) The Company will use its reasonable best efforts to cause the Proxy
Statement to be mailed to the Company Common Stockholders as promptly as practicable.

     (c) Each of the Company and Parent agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company
Stockholders' Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting, there shall occur any event with respect to the Company, Parent or any of their
Subsidiaries, or with respect to any information provided by the Company or
Parent for inclusion in the Proxy Statement, which event is required to be described in an amendment or supplement to the Proxy Statement, such amendment or supplement shall be promptly filed with the SEC, as required by applicable law, and disseminated to the Company Common Stockholders, as applicable.

                                       35

Merger Agreement

     6.8. EXPENSES AND FEES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that Parent shall pay (i) all costs incurred in connection with the printing and mailing of all materials relating to the Exchange Offer and the Consent
Solicitation; and (ii) all consent fees in connection with the Consent
Solicitation.

     6.9. PUBLIC STATEMENTS. The Company, on the one hand, and Parent and Merger
Sub, on the other hand, agree that, from the date hereof through the Closing
Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any party without the prior consent of the other party or parties (which consent shall not be unreasonably withheld), except (a) as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, in which case the party required to make the release or announcement shall allow the other party or parties reasonable time to comment on such release or announcement in advance of such issuance, and (b) that each of Parent, Merger Sub and the Company and their respective Affiliates may make such an announcement to their respective employees after consultation with the other parties.

     6.10. COMPANY EMPLOYEES.

     (a) As of the Effective Time of the Merger, Parent will cause the Surviving
Corporation to perform all employment-related obligations of the Company under the Company Plans, any of its employment policies, collective bargaining agreements to which it is a party, and any applicable local, state and federal laws, including without limitation the Worker Adjustment and Retraining
Notification Act, the National Labor Relations Act, the Fair Labor Standards
Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in
Employment Act, the Equal Pay, the Occupational Safety and Health Act, the
Employee Income Retirement Security Act, Executive Order 11246, the Americans
With Disabilities Act, the Family and Medical Leave Act, and any other local, state or federal statute, ordinance, executive order, regulation, court decree or other governmental action having the force and effect of law, all as may be in effect from time to time; provided, however, that this sentence is not intended to require Parent to continue any such plan, policy or agreement beyond the time when it otherwise lawfully could be terminated or modified.

     (b) As of the Effective Time and for a period extending through the first anniversary of the Closing Date, Parent agrees to provide, or cause the
Surviving Corporation to provide, the employees of the Company and its
Subsidiaries with salary and employee benefit plans and programs (other than any special retention, employee stock purchase or other stock-based compensation plans, programs or arrangements) which are substantially comparable in the aggregate to those provided under the Company Plans. In the event that Parent adopts, or causes the Surviving Corporation to adopt, new plans or programs to provide such benefits, or otherwise allows employees of the Company and its
Subsidiaries to participate in any existing plans or programs provided to employees of Parent and its Affiliates, the employees of the Company and its
Subsidiaries shall be given credit for all purposes under such plans and programs for their years of service that are credited under any similar Company
Plan (but only to the extent that such credit does not create any duplication of benefits or result in any benefit accruals under any defined benefit plans (as defined in Section 414(j) of the Code) or welfare plans (as defined in

                                       36

Merger Agreement

Section 3(1) of ERISA); provided, further, that Parent agrees to pay, or cause the Surviving Corporation to pay, all bonuses for calendar year 2005 consistent with prior practice of the Company, as such practice has been disclosed to
Parent prior to the date hereof.

     (c) As of the Effective Time, the Surviving Corporation shall assume and maintain the agreements of the Company governing special severance and retention payments to employees following a change of control transaction in effect as of the date of this Agreement, which agreements are identified in Section 6.10 of the Company Disclosure Schedule, in accordance with their terms and conditions.
The Company has previously delivered or made available to Parent true and correct copies of all such agreements. Parent shall also cause the Surviving
Corporation to maintain the general severance policy identified in Section 6.10,
Item 8 of the Company Disclosure Schedule for a period of one year after the
Effective Time.

     6.11. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and
Merger Sub agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy, (i)
the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. No disclosure after the date hereof of the untruth of any representation and warranty made in this Agreement shall operate as a cure of any breach of (i) the failure to disclose the information, or (ii) any untrue representation or warranty made herein, nor affect the making of the representations and warranties as of the Closing.

     6.12. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. Parent agrees that for the entire period from the Effective Time until six years after the
Effective Time, (a) Parent will, and will cause the Surviving Corporation to, indemnify and hold harmless, to the extent provided in the certificate of incorporation and by-laws of the Company in the form provided to Parent prior to the date of this Agreement, each person who on or prior to the Effective Time was a director or officer of the Company or any of its Subsidiaries with respect to all acts or omissions by such person in his or her capacity as such; (b)
Parent will, and will cause the Surviving Corporation to, maintain the Company's current directors' and officers' insurance and indemnification policy and related arrangements, or a substantially equivalent policy and related arrangements, subject in either case to terms and conditions substantially as advantageous to the present and former directors and officers of the Company and any of its Subsidiaries as those contained in the policy and arrangements in effect on the date hereof and disclosed to Parent, for all present and former directors and officers of the Company and any of its Subsidiaries covering claims made and insurable events with respect to matters arising or omissions occurring before, on, or existing at, the Effective Time (provided that the
Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of one hundred and fifty percent (150%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of one hundred and fifty percent (150%) of the current annual cost);
and (c) Parent will

                                       37

Merger Agreement

cause the Surviving Corporation to maintain the existing indemnification provisions (including, provisions for expense advances for present and former
Company officers and directors) in the Surviving Corporation's certificate of incorporation and bylaws.

     6.13. MAINTENANCE OF COMPANY RECORDS. Parent and its Subsidiaries shall maintain the books, records and files of the Company which exist at the
Effective Time and which become subject to the direct or indirect control of
Parent pursuant to the Merger in accordance with Parent's document retention policies as they exist from time to time.

     6.14. STOCKHOLDER LITIGATION. The Company shall keep Parent informed of, and cooperate with Parent in connection with, any stockholder litigation or claim against the Company and/or its directors or officers relating to the
Merger or the other transactions contemplated by this Agreement; provided, however, that, except as contemplated by the Securities MOU and the Additional
MOU in Section 6.5(f), no settlement in connection with such stockholder litigation shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that all obligations in this Section 6.14 shall be subject to the obligations of the Company under applicable laws relating to attorney-client communication and privilege.

     6.15. EXCHANGE OFFER AND CONSENT SOLICITATION.

     (a) As soon as practicable after the date of this Agreement, Parent shall, with the assistance of the Company, prepare a private placement memorandum (the
"Private Placement Memorandum") in order to effect an offer to exchange (the
"Exchange Offer") the Company's outstanding 8% Senior Subordinated Notes due
2011 (the "8% Notes") for a like amount of notes of Parent, with terms set forth in Section 6.15 of the Parent Disclosure Schedule, pursuant to exemptions from the registration provisions of the Securities Act, including those provided by
Section 4(2) thereof. The Private Placement Memorandum will set forth the terms and conditions with respect to the Exchange Offer. Parent shall use its reasonable best efforts to consummate such Exchange Offer as promptly as practicable after the date of this Agreement; provided that Parent's obligations to consummate the Exchange Offer shall be conditioned on receipt of the
Requisite Consent, execution of the Amendment and on consummation of the Merger.

     (b) As part of the Exchange Offer, the Company shall solicit the consent
(the "Consent Solicitation") of the holders of the 8% Notes to amendments to the
Indenture (the "Indenture"), dated as of May 15, 2003, among the Company, the
Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee
(the "Trustee"), relating to the 8% Notes, to (A) eliminate substantially all the restrictive covenants contained therein (as reasonably agreed to by Parent and the Company and in a manner consistent with the provisions set forth in
Section 6.15 of the Parent Disclosure Schedule), and (B) cause the release of all Guarantors named therein in accordance with the provisions of Section 10.4 thereof (the "Amendments"); provided that the Amendments shall not require the consent of the holders of more than a majority of the aggregate principal amount of the then outstanding 8% Notes (the "Requisite Consent"). The Company shall use its reasonable best efforts to obtain the Requisite Consent, and Parent shall use its reasonable best efforts to assist the Company in connection therewith (including payment of

                                       38

Merger Agreement

consent fees in such amounts as are reasonably determined by Parent), in each case as promptly as practicable after the date of this Agreement.

     (c) Parent and the Company shall cooperate with each other with respect to the Exchange Offer, the Consent Solicitation and the preparation, form and content of the Private Placement Memorandum and all other materials related thereto to be distributed to the holders of the 8% Notes in connection therewith.

     (d) Promptly upon receipt of the Requisite Consent, the Company shall, and shall use its commercially reasonable efforts to cause the Trustee to, execute a supplemental indenture incorporating the Amendments. The Amendments shall be effective only upon consummation of the Merger.

     6.16. DEBT FINANCING. The Company shall, and shall cause each of its
Subsidiaries to, use its reasonable best efforts to cause its and their respective officers, employees, advisors, auditors and agents to, provide all cooperation and assistance reasonably necessary (subject to the limitations set forth in Section 6.6(a)) in connection with the arrangement of the Debt
Financing, including (i) participation in meetings, due diligence sessions and sessions with rating agencies, (ii) preparation of business projections, financial statements, offering memoranda, private placement memoranda, prospectuses and similar documents and (iii) delivery of comfort letters of accountants, consents of accountants for use of their reports in any materials relating to the Debt Financing, in each case, as may be reasonably requested by
Parent. The Company agrees to allow Parent's accounting representatives the opportunity to review the financial statements in draft form and to allow such representatives access to the Company and supporting documentation with respect to the preparation of such financial statements and the independent auditors'
working papers relating to procedures performed relating to such financial statements. Notwithstanding the foregoing, (i) the Company and its Subsidiaries shall not be required to execute any agreements prior to the Closing unless such agreements shall only be effective upon the Closing, (ii) counsel for the
Company shall not be required to deliver any legal opinions, (iii) none of the
Company or its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Debt Financing prior to the Closing and (iv) all obligations in this Section 6.16 shall be subject to applicable laws relating to exchange of information and attorney-client communication and privileges. Following the date hereof, Parent shall promptly disclose to the Company any amendment or modification, or any termination or cancellation of, the Debt Financing.

     6.17. NAVY AGREEMENT. In the event of the Indictment or Conviction (as defined in the Navy Agreement) after the date hereof of any officer or director of the Company or any of its wholly-owned Subsidiaries (which officer or director was serving in such capacity as of the date of the Navy Agreement)
arising out of the Specified Matters, the Company shall, prior to the Effective
Time, use its reasonable best efforts to cause the Navy, on behalf of the
Department of Defense, to refrain from taking any administrative action contemplated by paragraph 15 of the Navy Agreement. Such efforts shall include, to the extent necessary, the suspension or termination of the relationship of such officer or director with the Company and its Subsidiaries.

                                       39

Merger Agreement

                                    ARTICLE 7

                                   CONDITIONS

     7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Company Common Stockholders under applicable law;

     (b) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act (and the foreign antitrust laws or regulations set forth on Section 7.1(b) of the Company Disclosure Schedule)
shall have expired or been terminated; and

     (c) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this
Section 7.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 6.5 shall have been the cause of, or shall have resulted in, such order or injunction.

     7.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless
waived in writing by the Company, the obligation of the Company to effect the
Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) (i) Parent and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date, (ii) the representations and warranties of Parent and
Merger Sub contained in this Agreement, without regard to any materiality or material adverse effect qualifier contained therein, shall be true and correct on and as of the date made and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement, and (iii) the Company shall have received a certificate of the Chairman of the Board, the President or a Vice
President of Parent and of the President or a Vice President of Merger Sub to
that effect.

     7.3. CONDITIONS TO OBLIGATIONS OF PARENT TO EFFECT THE MERGER. Unless
waived in writing by Parent, the obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

     (a) (i) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, (ii) the representations and warranties of the Company contained in this Agreement, without regard to any materiality or Material
Adverse Effect qualifier contained therein, shall be true and correct

                                       40

Merger Agreement

on and as of the date made and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and would not materially impair the Company's ability to perform its obligations under this Agreement, and (iii) Parent shall have received a certificate of the President or of a Vice
President of the Company to that effect;

     (b) there shall not have occurred since the date of this Agreement any change, effect, circumstance or event, which together with any other changes, effects, circumstances or events, has had or is reasonably likely to have a
Material Adverse Effect with respect to the Company, provided, however, that without limiting the foregoing, with respect to the governmental investigations identified as Items 3, 4 and 5 on Section 5.8(b) to the Company Disclosure
Schedule, the following shall be deemed to have a Material Adverse Effect on the
Company for purposes of this Section 7.3(b): (i) the disclosure or discovery after the date of this Agreement of material adverse facts that were known to the Company at the time of signing of this Agreement and not disclosed to Parent on or prior to the date of this Agreement; (ii) the disclosure or discovery after the date of this Agreement of material adverse facts that were not known by the Company at the time of signing of this Agreement; or (iii) new adverse events relating to such investigation which arise after the date of this
Agreement; but only if, in the case of clauses (i) through (iii), such adverse facts or events would be reasonably likely to: (a) result in a material portion of the Company and its Subsidiaries, taken as a whole, being suspended or debarred pursuant to FAR Part 9.4; or (b) otherwise materially restrict the ability of the Company and its Subsidiaries to do business with the agencies or instrumentalities of the United States with whom they currently conduct business and which account for a material portion of their consolidated revenues. Before a determination can be made that such adverse facts or events would have the effects set forth in clauses (a) or (b), the Company shall be given at least 60 days following such disclosure, discovery or occurrence of an event to cure or otherwise avoid such suspension, debarment or restriction;

     (c) the Dissenting Shares shall not constitute more than ten percent (10%)
of the issued and outstanding Company Common Stock;

     (d) the Company and the plaintiffs in the Subject Proceedings shall have executed the Stipulations, delivered the Stipulations to each other and submitted the Stipulations to the applicable Subject Courts for approval thereby;

     (e) the Company shall have obtained the Requisite Consent with respect to the Consent Solicitation and the Trustee shall have executed the Amendments in connection therewith, and such Amendments shall have or shall become effective in accordance with Section 6.15; provided that Parent shall not be able to rely on the failure of the condition in this Section 7.3(e) to be satisfied if Parent shall have failed to comply in all material respects with its obligations under
Section 6.15; and

     (f) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date, other than those, the failure of which to be obtained would

                                       41

Merger Agreement

not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect on Parent (including the Surviving Corporation).

                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

     8.1. TERMINATION. This Agreement may be terminated as set forth below at any time prior to the Closing Date, whether before or after the Stockholders'
Approval has been obtained:

          (a) by mutual written consent of Parent and the Company, by action of their respective boards of directors; or

          (b) by the Company, if either Parent or Merger Sub shall breach any representations, warranties, covenants or obligations contained in this
     Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

          (c) by Parent, if

               (i) the Company shall breach any representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.3(a), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; or

               (ii) the Board of Directors of the Company shall have withdrawn, modified, withheld or changed, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, or approved, recommended or declared advisable an Acquisition Proposal or resolved or committed to do any of the foregoing, provided that such right to terminate is exercisable as of the earlier to occur of (A)
          public announcement by the Company of any of the foregoing or (B)
          twenty-four hours after the Board of Directors of the Company resolves or commits to do any of the foregoing.

          (d) by either Parent or the Company, if

               (i) at the Company Stockholders' Meeting or any adjournment thereof, at which the Merger shall have been submitted for adoption by the Company Common Stockholders, the Merger shall have failed to receive the Stockholders' Approval;

               (ii) the Closing shall not have occurred on or before the
          Optional Termination Date, provided that the party seeking to terminate this Agreement pursuant to this clause (ii) shall not have breached in any material respect its

                                       42

Merger Agreement

          obligations under this Agreement in any manner that has contributed to the failure to consummate the Merger on or before such date; or

               (iii) the Board of Directors of the Company shall have provided written notice to Parent that it has determined to accept a Superior
          Proposal, provided that the Company may terminate this Agreement under this clause (iii) only if it has complied with all of the provisions of Section 6.3.

     8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Merger Sub or their respective officers or directors, except as provided in Section 8.3 and except that in the case of any such termination, this Section 8.2 and Section 6.6(b), Section 6.8 and Section 9.2
shall survive. Nothing in this Section 8.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.

     8.3. TERMINATION PAYMENT BY THE COMPANY.

     (a) If this Agreement is terminated:

          (i) by Parent pursuant to Section 8.1(c)(ii), then the Company shall pay to Parent promptly, but in no event later than two Business Days after the date of such termination, the Company Termination Fee, which amount shall be payable in cash by wire transfer of immediately available funds to an account designated by Parent;

          (ii) (A) by Parent pursuant to Section 8.1(d)(iii), then the Company shall pay to Parent the Company Termination Fee, in cash by wire transfer of immediately available funds to an account designated by Parent, no later than two Business Days after such termination; or (B) by the Company pursuant to Section 8.1(d)(iii), then the Company shall pay to Parent the
     Company Termination Fee, in cash by wire transfer of immediately available funds to an account designated by Parent, contemporaneously with notice of termination thereunder; or

          (iii) by Parent or the Company pursuant to Section 8.1(d)(i) or
     Section 8.1(d)(ii), and (x) at or prior to the time of any such termination an Acquisition Proposal shall have been commenced or publicly disclosed and
     (y) within twelve months following such termination, the Company shall have entered into a definitive agreement (other than a confidentiality agreement) with respect to, or shall have consummated, an Acquisition
     Proposal, then the Company shall pay to Parent the Company Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Parent, no later than the same day as the consummation of such transaction (assuming for all purposes of this Section 8.3(a)(iii)
     that the reference to 5% in the definition of Acquisition Proposal is 50%
     and the reference to "any Company Common Stock" is "more than 50% of
     Company Common Stock").

     (b) In the event any of the Company Termination Fee payments contemplated by Section 8.3(a) is not paid when due, then such Company Termination Fee payment shall bear interest at a rate equal to the prime rate announced from time to time by JP Morgan Chase Bank plus 1% per

                                       43

Merger Agreement

annum, and in addition to being obligated to pay Parent the Company Termination
Fee and interest thereon, Company shall pay or reimburse Parent's costs and expenses (including but not limited to reasonable legal fees and expenses)
solely to the extent incurred in connection with any action, including but not limited to the filing of any lawsuit or other legal action to collect payment of the Company Termination Fee and any interest thereon.

     8.4. AMENDMENT. This Agreement may not be amended except by action taken, by the parties' respective Boards of Directors or duly authorized committees thereof or pursuant to authority granted by such Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

     8.5. WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9

                               GENERAL PROVISIONS

     9.1. NON-SURVIVAL. None of the representations and warranties in this
Agreement shall survive the Merger, and after the Effective Time, no person or entity shall have any further obligation, nor shall any claim be asserted or action be brought, with respect thereto. None of the covenants and other agreements in this Agreement or in any instrument delivered pursuant to this
Agreement, including any rights arising out of any breach of such covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article 9.

     9.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, delivered by UPS or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to Parent or Merger Sub to:

          L-3 Communications Corporation
          600 Third Avenue
          New York, NY 10016
          Attention: Christopher Cambria
          Telecopier: (212) 949-9679

          with a copy to (which shall not constitute notice):

                                       44

Merger Agreement

          Simpson Thacher & Bartlett LLP
          425 Lexington Avenue
          New York, NY 10017-3954
          Attention: William E. Curbow
          Telecopier: (212) 455-2502

     (b) If to the Company, to:

          The Titan Corporation
          3033 Science Park Road
          San Diego, CA 92121-1199
          Attention: Nicholas J. Costanza
          Telecopier: (858) 552-9759

          with a copy (which shall not constitute notice) to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, NY 10019
          Attention: David K. Boston
          Telecopier: (212) 728-8111

     All such communications shall be deemed to have been duly given: (A) in the case of a notice delivered by hand, when personally delivered; (B) in the case of a notice sent by facsimile, upon transmission subject to telephone and automated confirmation of receipt; and (C) in the case of a notice sent by overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

     9.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular
Article, Section or other subdivision, (b) the word "including" means "including without limitation" and is intended by the parties to be by way of example rather than limitation and (c) reference to any Article or Section means such
Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     9.4. MISCELLANEOUS. This Agreement (including the Company Disclosure
Schedule, the Parent Disclosure Schedule, exhibits and other documents and instruments referred to herein) (a) together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, except for rights of indemnified parties under Section 6.12 as herein provided and (c) shall not be assigned by operation of law or otherwise, except that on or prior to the mailing of the
Proxy Statement, Merger Sub may assign this Agreement to

                                       45

Merger Agreement

a wholly-owned Subsidiary of Parent, but no such assignment shall relieve Merger
Sub of its obligations hereunder. THIS AGREEMENT SHALL BE GOVERNED IN ALL
RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE
STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY
WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES
THEREOF.

     9.5. JURISDICTION. Each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America
located in the State of Delaware (the "Relevant Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Relevant Courts and agrees not to plead or claim in any Relevant Court that such litigation brought therein has been brought in an inconvenient forum;
provided, however, that nothing in this Section 9.5 is intended to waive the right of any party to remove any such action or proceeding commenced in any such state court to an appropriate federal court to the extent the basis for such removal exists under applicable law. The parties agree that the mailing by certified or registered mail, return receipt requested, of any process required by any Relevant Court, to the address specified in Section 9.2, shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

     9.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     9.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except as set forth in the exception to Section 9.4(b), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, the provisions of Section 6.12 and Section 9.10 are intended to benefit each person who is a beneficiary of the Company's current directors' and officers'
insurance and indemnification policy and related arrangements, and each such person shall have the right to enforce the obligations of Parent under Section
6.12 and Section 9.10.

     9.8. SEVERABILITY. Should any provision of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     9.9. WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT
TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS
AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR
WHICH IN THE FUTURE MAY BE DELIVERED, IN CONNECTION WITH THE MERGER OR THE OTHER
TRANSACTIONS

                                       46

Merger Agreement

CONTEMPLATED BY THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED
BEFORE A COURT AND NOT BEFORE A JURY.

     9.10. PARENT GUARANTEE. Parent agrees to take all action necessary to cause
Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company and to each intended beneficiary under
Section 6.12 and Section 9.7 of this Agreement (with such unconditional guarantee relating to the obligations of Parent, Merger Sub and the Surviving
Corporation in such sections) the full and complete performance by Merger Sub
(and after the Effective Time, the Surviving Corporation) of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub (and after the
Effective Time, the Surviving Corporation) under this Agreement. This is a guarantee of payment and performance. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub (and after the Effective Time, the
Surviving Corporation), protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.10.

     9.11. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to seek an injunction or restraining order to prevent breaches of this
Agreement and to seek to enforce specifically the terms and provisions hereof in any Relevant Court, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

                            [SIGNATURE PAGE FOLLOWS]

                                       47

Merger Agreement

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Agreement and Plan of Merger to be signed by their respective officers as of the date first written above.

                              THE TITAN CORPORATION

                              By: /s/ Gene Bay
                                  ----------------------------------------
                              Name: Gene Bay
                                    --------------------------------------
                              Title: President and Chief Executive Officer
                                     -------------------------------------

                              L-3 COMMUNICATIONS CORPORATION

                              By: /s/ Christopher C. Cambria
                                  -------------------------------------
                              Name: Christopher C. Cambria
                                    -----------------------------------
                              Title: Senior Vice President, Secretary
                                     and General Counsel
                                     ----------------------------------

                              SATURN VI ACQUISITION CORP.

                              By: /s/ Christopher C. Cambria
                                  -------------------------------------
                              Name: Christopher C. Cambria
                                    -----------------------------------
                              Title: President
                                     ----------------------------------

                                       48

Merger Agreement

                                    EXHIBIT A

                          DEFINITIONS--REFERENCE TABLE

     "8% Notes" has the meaning assigned to such term in Section 6.15(a).

     "Acquisition Proposal" has the meaning assigned to such term in Section
6.3(a)(i).

     "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     "Agreement" has the meaning assigned to such term in the Preamble.

     "Amendments" has the meaning assigned to such term in Section 6.15(a).

     "Bid" means any quotation, bid or proposal by the Company or any of its
Affiliates which, if accepted or awarded, would lead to a contract with a
Governmental Entity, or a prime contractor or a higher-tier subcontractor to a
Governmental Entity, for the sale of goods or the provision of services by the
Company, any Subsidiary of the Company or a contracting team of which the
Company is a member.

     "Business Day" means a day, other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by law to close.

     "Closing" has the meaning assigned to such term in Section 3.5.

     "Closing Date" has the meaning assigned to such term in Section 3.5.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Company" has the meaning assigned to such term in the Preamble.

     "Company Book-Entry Shares" has the meaning assigned to such term in
Section 3.4(a).

     "Company Capital Stock" means all of the issued and outstanding shares of capital stock of the Company.

     "Company Certificates" has the meaning assigned to such term in Section
3.4(a).

     "Company Common Stock" has the meaning assigned to such term in Section
3.1(a).

     "Company Common Stockholders" has the meaning assigned to such term in
Section 6.4(a).

     "Company Disclosure Schedule" means, with respect to the Company and its
Subsidiaries, the schedules delivered by the Company to Parent in connection with the execution and delivery of this Agreement setting forth, among other things, items the disclosure of which is required under this Agreement either in response to an express disclosure requirement contained

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Merger Agreement

in a provision of this Agreement or as an exception to one or more of the representations, warranties or covenants contained in this Agreement; provided that the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission by the
Company that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had, or is reasonably expected to have, a
Material Adverse Effect on the Company.

     "Company ESPPs" has the meaning assigned to such term in Section 3.1(e).

     "Company Plans" has the meaning assigned to such term in Section 5.12(a).

     "Company Reports" has the meaning assigned to such term in Section 5.5(a).

     "Company Required Statutory Approvals" means, collectively, (a) the filings by Parent and the Company required by the HSR Act, and any filings and approvals required under applicable domestic or foreign antitrust or competition laws or regulations, which are set forth on Section 7.1(b) of the Company Disclosure
Schedule, and expiration or termination of any applicable waiting periods under the HSR Act and any other antitrust or competition laws or regulations, and (b)
the making of the Merger Filing with the Secretary of State of the State of
Delaware in connection with the Merger.

     "Company Stockholders' Meeting" has the meaning assigned to such term in
Section 6.4.

     "Company Stock Options" has the meaning assigned to such term in Section
3.1(e).

     "Company Stock Option Plans" has the meaning assigned to such term in
Section 3.1(e).

     "Company Termination Fee" shall mean a fee equal to (x) $41.6 million, if the fee is paid within 30 days following the date of this Agreement or (y) $62.4 million, if the fee is paid on or after 30 days following the date of this
Agreement.

     "Company Warrants" shall mean all warrants to purchase Company Common Stock described in Section 5.2 of the Company Disclosure Schedule.

     "Confidentiality Agreement" means the confidentiality agreement dated effective as of April 1, 2005, between the Company and Parent, as the same may be amended from time to time.

     "Consent Solicitation" has the meaning assigned to such term in Section
6.15(a).

     "Debt Financing" has the meaning ascribed to such term in Section 4.3(b).

     "Derivative MOU" means that certain Memorandum of Understanding, dated as of June 2, 2005, entered into by Willkie Farr & Gallagher LLP, Simpson Thacher &
Bartlett LLP, Morris, Nichols, Arsht & Tunnell and Milberg Weiss Bershad &
Schulman LLP, Cooley Godward LLP, Law Officer of Frank J. Johnson, Pomerantz
Haudek Block Grossman & Gross LLP, Stull, Stull & Brody, Maricic & Goldstein,
LLP, Law Offices of Nicholas Kolunicich III and Schiffrin & Barroway, LLP.

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Merger Agreement

     "Derivative Stipulation" means the stipulation of settlement, summary notice of settlement, long-form notice of settlement and the forms of judgment and order related thereto, all on the terms set forth in the Derivative MOU and otherwise in form and substance reasonably acceptable to Parent.

     "Dissenting Shares" has the meaning assigned to such term in Section 3.3.

     "DGCL" has the meaning assigned to such term in Section 1.1.

     "DOJ" has the meaning assigned to such term in Section 6.5(b).

     "Effective Time" has the meaning assigned to such term in Section 1.2.

     "Environmental Law" means any applicable Federal, state, local or foreign laws, relating to (a) the protection, preservation or restoration of the environment (including, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances, in each case as amended and as in effect on the date hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Exchange Offer" has the meaning assigned to such term in Section 6.15(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" has the meaning assigned to such term in Section 3.1(b).

     "Export-Control Laws" has the meaning assigned to such term in Section
6.5(g).

     "FTC" has the meaning assigned to such term in Section 6.5(b).

     "Government Contracts" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, blanket purchase agreement, letter agreement, purchase order, delivery order, task order, grant, cooperative agreement, Bid, change order or other commitment or funding vehicle between the Company or any Subsidiary of the Company and (a) a
Governmental Entity, (b) any prime contractor to a Governmental Entity or (c)
any subcontractor with respect to any contract described in clause (a) or (b).

         "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, as well as any corporations owned or chartered by any such governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality.

         "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance for which exposure is regulated by any

                                       A-3

Merger Agreement

government authority or any Environmental Law including, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended.

     "Indenture has the meaning assigned to such term in Section 6.15(a).

     "Insurance Policies" has the meaning assigned to such term in Section 5.26.

     "Intellectual Property Rights" has the meaning assigned to such term in
Section 5.17(b).

     "knowledge" means, as to any party, the actual knowledge of the chief executive officer, chief operating officer, chief financial officer, general counsel and other executive officers of the party.

     "laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and assets thereof (including, laws relating to the protection of classified information;
the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; and safety, health and fire prevention).

     "Leases" has the meaning assigned to such term in Section 5.14(b).

     "Leased Real Property" has the meaning assigned to such term in Section
5.14(b).

     "Letter of Transmittal" has the meaning assigned to such term in Section
3.4(a).

     "Liens" means claims, encumbrances, mortgages, security interests, equities, or charges of any nature whatsoever.

     "Material Adverse Effect" means, with respect to either the Company or
Parent, (a) any adverse change, circumstance, fact, event or effect that, individually or in the aggregate with all other adverse changes, circumstances, facts, events and effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, circumstance, fact, event or effect relating to (i) the securities markets in general, (ii) the economy in general, except if such entity is adversely affected in a materially disproportionate manner as compared to similarly situated entities, (iii) the industries in which Parent or the Company operate and not specifically relating to Parent or the Company, including changes in legal, accounting or regulatory changes, or conditions, except if such entity is adversely affected in a materially disproportionate manner as compared to other comparable participants in such industries, or (iv) the announcement of the Merger and the performance of the obligations of the parties under this Agreement (including any

                                       A-4

Merger Agreement

cancellations or delays in contract awards and any impact on relationships with customers, prime contractors, subcontractors or suppliers to the extent but only to the extent relating to the announcement of the Merger or the performance of the obligations of the parties hereunder), or (b) a material adverse effect on the ability of such entity to perform its obligations under this Agreement. For purposes hereof, changes in the trading price of Parent Common Stock or Company
Common Stock, as reported by the NYSE, will not alone constitute a Material
Adverse Effect, whether occurring at any time or from time to time.

     "Material Contracts" has the meaning assigned to such term in Section
5.16(a).

     "Merger" has the meaning assigned to such term in Section 1.1.

     "Merger Consideration" has the meaning assigned to such term in Section
3.1(a).

     "Merger Filing" has the meaning assigned to such term in Section 1.2.

     "Merger Sub" has the meaning assigned to such term in the Preamble.

     "Navy" has the meaning assigned to such term in Section 7.3(d).

     "Navy Agreement" means the Administrative Settlement Agreement dated March
2, 2005 between the Company and the Navy, on behalf of the Department of
Defense.

     "NYSE" means the New York Stock Exchange.

     "Owned Real Property" has the meaning assigned to such term in Section
5.14(a).

     "Optional Termination Date" shall mean December 31, 2005 (or, in the event the parties are then taking, contesting or resisting any action contemplated by
Section 6.5(c) or Section 6.5(d), February 28, 2006).

     "Parent" has the meaning assigned to such term in the Preamble.

     "Parent Disclosure Schedule" means, with respect to Parent and its
Subsidiaries, the schedules delivered by Parent to the Company in connection with the execution and delivery of this Agreement setting forth, among other things, items the disclosure of which is required under this Agreement either in response to an express disclosure requirement contained in a provision of this
Agreement or as an exception to one or more of the representations, warranties or covenants contained in this Agreement; provided that the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission by Parent that such item (or any non-disclosed item or information of comparable or greater significance)
represents a material exception or fact, event or circumstance or that such item has had, or is reasonably expected to have, a Material Adverse Effect on Parent.

     "Parent Representatives" has the meaning assigned to such term in Section
6.6(a).

     "Parent Required Statutory Approvals" means, collectively, (a) the filings by Parent and the Company required by the HSR Act, and any filings and approvals required under applicable

                                       A-5

Merger Agreement

domestic or foreign antitrust or competition laws or regulations, if any, and expiration or termination of any applicable waiting periods under the HSR Act and any other antitrust or competition laws or regulations, and (b) the making of the Merger Filing with the Secretary of State of the State of Delaware.

     "Permitted Liens" means (a) Liens that do not interfere with the value, marketability or use of the assets in the operations or business of the Company,
(b) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Company's books in accordance with generally accepted accounting principles, (c) Liens which do not secure monetary liabilities of any
Person and that, individually or in the aggregate, do not and would not materially detract from the value or marketability of any of the assets of the
Company or materially interfere with the use thereof as currently used and (d)
Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and or which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity and a government or any department or agency thereof.

     "Proxy Statement" has meaning assigned to such term in Section 6.7(a).

     "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, through merger or acquisition.

     "Release" has the meaning set forth in Section 101(22) of the Comprehensive
Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section
9601(22).

     "Relevant Courts" has the meaning assigned to such term in Section 9.5.

     "Requisite Consent" has the meaning assigned to such term in Section
6.15(a).

     "Sarbanes-Oxley Act" has the meaning assigned to such term in Section
5.5(a).

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities MOU" means that certain Memorandum of Understanding, dated as of June 2, 2005, entered into by Cooley Goodward LLP, Lerach Coughlin Stoia
Geller Rudman & Robbins LLP, Robbins Umeda & Fink, LLP, Goodkind Labaton Rudoff
& Sucharow, LLP and DLA Piper Rudnick Gray Cary US LLP.

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Merger Agreement

     "Securities Stipulation" means the stipulation of settlement, summary notice of settlement, long-form notice of settlement and the forms of judgment and order related thereto, all on the terms set forth in the Securities MOU and otherwise in form and substance reasonably acceptable to Parent.

     "Settlement Terms" has the meaning assigned to such term in Section 6.5(f).

     "Specified Matters" has the meaning assigned to such term in Section 5.28.

     "Stipulations" means, collectively, the Derivative Stipulation and the
Securities Stipulations.

     "Stockholders" means the stockholders of the Company.

     "Stockholders' Approval" has the meaning assigned to such term in Section
5.4(d).

     "Subject Courts" has the meaning assigned to such term in Section 6.5(f).

     "Subject Parties" has the meaning assigned to such term in Section 6.5(f).

     "Subject Proceedings" has the meaning assigned to such term in Section
6.5(f).

     "Subsidiary" means, when used with reference to any person or entity, any corporation, partnership, limited liability company, business trust, joint venture or other entity of which such person or entity (either acting alone or together with its other Subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture or other entity.

     "Superior Proposal" has the meaning assigned to such term in Section
6.3(b).

     "Surviving Corporation" has the meaning assigned to such term in Section
1.1.

     "Tax Return" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes
(including any schedule or attachment thereto or amendment thereof), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Taxes" means all taxes, including, income, estimated income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

                                       A-7

Merger Agreement

     "Trustee" has the meaning assigned to such term in Section 6.15(a).

     "Union Plans" has the meaning assigned to such term in Section 5.12(a).

     "Warrant Consideration" has the meaning assigned to such term in Section
3.1(f).

                                       A-8